EX-10.55..09

SECOND AMENDED AND RESTATED

MASTER LEASE AGREEMENT

BETWEEN

HEALTH CARE REIT, INC.

HCRI COLD SPRING PROPERTIES, LLC

HCRI LOUISIANA PROPERTIES, L.P.

AND

EMERITUS CORPORATION

OCTOBER 17, 2008

(ii)

(iii)

(iv)

(v)

SCHEDULE 1:	INITIAL RENT SCHEDULE

SCHEDULE 2:	TRANCHE 2 FACILITIES

EXHIBIT A:	LEGAL DESCRIPTIONS

EXHIBIT B:	PERMITTED EXCEPTIONS

EXHIBIT C:	FACILITY INFORMATION

EXHIBIT D:	LANDLORD’S PERSONAL PROPERTY

EXHIBIT E:	DOCUMENTS TO BE DELIVERED

EXHIBIT F:	TENANT’S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT G:	GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT H:	PENDING LITIGATION

EXHIBIT I:	LIST OF LEASES AND CONTRACTS

EXHIBIT J:	WIRE TRANSFER INSTRUCTIONS

(vi)

SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT

This Second Amended and Restated Master Lease Agreement (“Lease”) is made effective as of October 17, 2008 (the “Amended Effective Date”) by and among Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware (“HCRI” and a “Landlord” as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCRI Cold Spring Properties, LLC, a limited liability company organized under the laws of the State of Delaware (“HCRI-Cold Spring” and a “Landlord” as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, HCRI Louisiana Properties, L.P., a limited partnership organized under the laws of the State of Delaware (“HCRI-LA” and a “Landlord” as further defined in §1.4 below), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, and Emeritus Corporation, a corporation organized under the laws of the State of Washington (“Tenant”), having its chief executive office located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

R E C I T A L S

A. Effective as of March 28, 2002, HCRI and HCRI Mississippi, LLC, as landlord, and Tenant entered into a certain Master Lease Agreement (“Master Lease”).

B. Effective as of September 30, 2003, HCRI, HCRI Mississippi, LLC, HCRI Massachusetts Trust II, and HCRI Texas Properties, Ltd., as Landlord, and Tenant entered into a certain Amended and Restated Master Lease Agreement (as amended, the “Amended and Restated Master Lease”) as amended by a certain First Amendment to Amended and Restated Master Lease Agreement (“First Amendment”) dated as of June 22, 2005, as further amended by a certain Amendment of Master Lease and Termination of Memorandum of Lease (“Second Amendment”) dated as of August 2, 2007, which removed the Fort Myers, Florida facility, which was sold to Tenant, as further amended by a certain Third Amendment to Amended and Restated Master Lease Agreement (“Third Amendment”) dated as of June 30, 2008, which, among other things, [i] removed eighteen facilities known as the Tranche I Facilities, as defined in and pursuant to a certain Asset Purchase Agreement (“Asset Purchase Agreement”) by and among HCRI and certain affiliates (collectively, “Seller”) and Tenant dated as of June 9, 2008, and [ii] added two facilities pursuant to a certain Master Lease Roll Up Agreement dated on or about June 30, 2003.

C. Effective as of March 1, 2007, HCRI, HCRI-LA and Senior Living Properties, LLC, entered into a certain Amended and Restated Master Lease Agreement (“Summerville Lease”) for the Summerville Facilities (hereinafter defined).

D. Pursuant to the Asset Purchase Agreement, Seller agreed to convey to Tenant certain facilities, including those listed in Schedule 2 hereto (the “Tranche 2 Facilities”), at a closing (“Tranche 2 Closing”) to occur no earlier than October 1, 2008, and no later than December 31, 2008.  Upon the Tranche 2 Closing, the Tranche 2 Facilities are to be removed from the Lease.

E. Pursuant to the Third Amendment, Landlord and Tenant agreed to amend the Lease to add the Summerville Facilities to the Lease at the time of the Tranche 2 Closing.

F. The Tranche 2 Closing occurred as of October 17, 2008.

G. Landlord and Tenant desire to amend the Amended and Restated Master Lease [i] to remove the Tranche 2 Facilities, [ii] to add the three Summerville Facilities pursuant to the Third Amendment, and [iii] to reflect the changes made in the First Amendment, Second Amendment and Third Amendment.  This Lease amends, restates and replaces the Amended and Restated Master Lease in its entirety.

H. Landlord desires to lease the Leased Property, as hereinafter defined, to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS

1.1           Leased Property.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.

1.2           Indivisible Lease.  This Lease constitutes one indivisible lease of the entire Leased Property.  The Leased Property constitutes one economic unit and the Base Rent and all other provisions, including, but not limited to, the provisions concerning the Contingent Payment Advance, have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended.  Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default under this Lease is an Event of Default as to the entire Leased Property.  The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.  The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non-severable nature of this Lease. The parties may amend this Lease from time to time to include one or more additional Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and non-severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

1.3           Term.  The initial term (“Initial Term”) of this Lease commenced on the Effective Date and expires at 12:00 Midnight Eastern Time on September 30, 2018 (the

“Expiration Date”); provided, however, that Tenant has an option to renew the Lease pursuant to Article 12.

1.4           Definitions.  Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Lease as a whole and not to any particular section.

“ADA” means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. §12101, et seq.

                      “Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant.  “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.  An Affiliate of Tenant shall specifically exclude [i] Saratoga Partners IV, L.P. (“Saratoga”); [ii] Daniel R. Baty; [iii] Columbia Pacific Management, Inc.; [iv] Apollo Advisors, Inc.; and [v] any Affiliate of any of the entities listed in clauses [i] through [iv].

                      “Affiliate Lease” means each lease now or hereafter made between Landlord or any Landlord Affiliate and Tenant or any Affiliate (except this Lease), as amended, modified, extended or renewed from time to time.

“Affiliate Tenant” means each tenant under an Affiliate Lease.

                      “Amended Commencement Date” means the Amended Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Amended Effective Date.

“Amended Effective Date” means the date of this Lease.

“Amended Effective Date Landlord” means individually or collectively HCRI, HCRI-Cold Spring and HCRI-LA.

“Annual Company Budget” means Company’s projection of its financial statement for the next fiscal year (or the 12-month rolling forward period, if applicable), which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders’ equity and statement of capital expenditures for the applicable period.

“Annual Facility Budget” means Tenant’s projection of the Facility Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable).

“Annual Financial Statements” means [i] for Tenant, an audited balance sheet, statement of income, and statement of cash flows for the most recent fiscal year on an individual facility and consolidated basis and [ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year.

“Average Daily Census” means the number determined by dividing the total resident days for a Facility during a specific month by the actual number of days contained in that month.

“Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C. §101 et. seq., as amended from time to time.

“Base Price” means an amount equal to the greater of [i] Total Investment Amount; or [ii] the sum of [a] the Total Investment Amount plus [b] 50% of the difference between the Fair Market Value at the time of the option exercise and the sum of [I] the Investment Amount and [II] $25,800,000.00 less any Contingent Payment Advance.

“Base Rent” has the meaning set forth in §2.1, as increased from time to time pursuant to §2.2.

“Business Day” means any day other than a Saturday, Sunday, or national holiday.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“Closing” means the closing of the lease of the Leased Property to Tenant.

“Collateral” has the meaning set forth in §24.1.

“Commencement Date” means April 1, 2002.

“Commitment” means the Commitment Letter for the Lease dated August 15, 2003 as modified by the Amended and Restated Project Approval Letter dated April 27, 2005.

“Company” means Tenant.

“Contingent Payment Advance” means any advance of funds by Landlord to Tenant pursuant to Article 17.

“Contingent Payment Amount” means any payment by Landlord pursuant to the terms of this Lease.

“CPI” means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-1984=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

“Dayton Facility” means Summerville at Dayton in Dayton, Ohio.

“Default Rent” has the meaning set forth in §8.6.

“Disbursing Agreement” means any Construction Disbursing Agreement between Landlord and Tenant setting forth the terms and conditions pursuant to which Landlord shall make Contingent Payments to or for the benefit of Tenant for certain Project Improvements and any amendments thereto or substitutions and replacements therefore.

“Early Option” has the meaning set forth in §13.2.6.

“Early Option Price” has the meaning set forth in §13.2.6.

“Effective Date” means March 28, 2002.

“Environmental Laws” means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

“Event of Default” has the meaning set forth in §8.1.

“Expiration Date” has the meaning set forth in §1.3.

“Facility” means each facility located on a portion of the Land, including the Facility Property associated with such Facility.  References in this Lease to “the Facility” shall mean each Facility individually unless expressly stated otherwise.

“Facility Financial Statement” means a financial statement for each Facility which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders’ equity, occupancy census data (including payor mix), statement of capital expenditures and a comparison of the actual financial data versus the Annual Facility Budget for the applicable period.

“Facility Name” means the name under which a Facility has done business during the Term.  The Facility Name in use by each Facility on the Amended Effective Date is set forth on the attached Exhibit C.

“Facility Property” means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord’s Personal Property with respect to such Facility.

“Facility State” means the State in which a respective Facility is located.

“Facility States” means, collectively, the States in which the Leased Property is located.

“Facility Uses” means the uses relating to the operation of a Facility as a facility of the type and operating the number of beds and units set forth on Exhibit C with respect to such Facility.

“Fair Market Value” has the meaning set forth in §13.1.1.

“Financial Statements” means [i] the annual, quarterly and year to date financial statements of Tenant; and [ii] any operating statements that were submitted to Landlord prior to the Amended Effective Date.

“Fixtures” means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Landlord’s Personal Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

“General Additional Rent” has the meaning set forth in §2.3.1.

“Government Authorizations” means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and, if applicable, certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

“Guarantor” means Summerville at Kenner, L.L.C., Summerville at Dayton LLC, and Summerville at Outlook Manor LLC, individually and collectively.

“Guaranty” means the Unconditional and Continuing Lease Guaranty dated as of October 17, 2008, executed by Summerville Senior Living, Inc., Summerville at Kenner, L.L.C., Summerville at Dayton LLC, and Summerville at Outlook Manor LLC, as guarantor, in favor of the Amended Effective Date Landlord, to guarantee payment and performance of the Lease Obligations and any amendments thereto or substitutions or replacements therefor.

“Hazardous Materials” means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “regulated substance”, “solid waste”, or “pollutant” as defined in any Environmental Law.

“HCRI” means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

“HCRI Landlord” means HCRI-Cold Spring and HCRI-LA.

“HIPDB” means the Healthcare Integrity and Protection Data Bank maintained by the Department of Health and Human Services.

“Impositions” has the meaning set forth in §3.2.

“Improvements” means all buildings, structures, Fixtures and other improvements of every kind on any portion of the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon any portion of the Land.

“Initial Term” has the meaning set forth in §1.3.

“Investment Advance” means any advance of funds by Landlord to Tenant pursuant to the terms of this Lease.

“Investment Advance Amount” means the amount of any Investment Advance.

“Investment Amount” is an aggregate concept and means the sum of the Investment Advance Amounts outstanding at the applicable time.  As of the Amended Effective Date, the Investment Amount is as indicated on the Rent Schedule attached as Schedule 1 hereto.

“Land” means the real property described in Exhibit A attached hereto.

“Landlord” means each Amended Effective Date Landlord during the time period that such entity is the fee owner of any portion of the Land or, in the case of the Rocky Hill Facility, during the time period that such entity is the tenant under the Rocky Hill Ground Lease and is the fee owner of the improvements located on the Rocky Hill Land.  If an Amended Effective Date Landlord is no longer a fee owner of the Land or a tenant under the Rocky Hill Ground Lease, as applicable, then from and after that date, that entity will no longer be a Landlord under the terms hereof and its successor (whether by assignment or by operation of law) will be a Landlord under the terms hereof without the need for any amendment to this document.

“Landlord Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord.  “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

“Landlord’s Personal Property” means all Personal Property owned by Landlord on the Amended Effective Date and located at the Facility, including, without limitation, all personal property listed on the attached Exhibit D, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term.

“Lease” means this Second Amended and Restated Master Lease Agreement, as further amended and/or restated from time to time.

“Lease Documents” means this Lease and all documents executed by Landlord and Tenant relating to this Lease or the Facility.

“Lease Payments” means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

“Lease Year” means each consecutive period of 365 or 366 days throughout the Term.  The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

“Leased Property” means all of the Land, Improvements, Related Rights and Landlord’s Personal Property.

“Legal Requirements” means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant for the Facility Uses, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs (if applicable).

“Louisiana Facility” means Summerville at Kenner in Kenner, Louisiana.

“Material Obligation” means [i] any indebtedness with respect to any critical care equipment and for all other equipment any indebtedness in excess of $250,000.00 at the Facility secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant’s business or financial condition and where a breach thereunder, if not cured within any applicable cure period, would have a material adverse affect on the financial condition of Tenant or the results of operations at the Facility; [iii] any unsecured indebtedness or lease of Tenant or Subtenant that has an outstanding principal balance or obligation of at least $1,000,000.00 and any agreement relating thereto; and [iv] any indebtedness or lease of Subtenant or of any other party that has been guaranteed by Subtenant, other than this Lease, that has an outstanding principal balance or obligation of at least $250,000.00.

“Modified Offer” has the meaning set forth in §13.1.

“Modified Opportunity Notice” has the meaning set forth in §13.1.

“Negotiation Period” has the meaning set forth in §13.1.1.1.

“Net Operating Income” means the pre-tax net income of Tenant or Subtenant plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for interest and lease payments, if any; plus [iii] the amount of the provision for Rent payments; plus [iv] the amount of the provision for management fees.

“Obligor Group Obligations” means all payment and performance obligations of Tenant and Subtenant to Landlord or any Landlord Affiliate, including, but not limited to, all obligations under this Lease, any loans extended to Tenant or Subtenant by Landlord or any Landlord Affiliate and all documents executed by Tenant or Subtenant in favor of Landlord or any Landlord Affiliate in connection with this Lease, any loan or any other obligation.

“Offer” has the meaning set forth in §13.1.

“Opportunity Notice” has the meaning set forth in §13.1.

“Opportunity Transaction” has the meaning set forth in §13.1.

“Option Price” has the meaning set forth in §13.2.1.

“Option to Purchase” has the meaning set forth in §13.2.

“Organization State” means the State in which an entity is organized.

“Organizational Documents” means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the Organization State, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority (if applicable), as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the Organization State, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

“Periodic Financial Statements” means [i] for Tenant, an unaudited balance sheet and statement of income for the most recent quarter; and [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month.

“Permitted Exceptions” means all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Amended Effective Date, including, without limitation, the exceptions to title set forth on Exhibit B attached hereto, and any sublease of any portion of the Leased Property made in complete accordance with Article 18.

“Permitted Liens” means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant or Subtenant in the ordinary course of business for items not delinquent, including mechanic’s liens and deposits and charges under worker’s compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $250,000.00 per Facility.

“Personal Property” means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements.

“Portfolio Cash Flow” has the meaning set forth in §15.7.1.

“Portfolio Coverage Ratio” has the meaning set forth in §15.7.1.

“Pro Forma Statement” means a financial forecast for the Facility for the next five-year period prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

“Purchase Notice” has the meaning set forth in §13.2.

“Qualified Capital Expenditures” means the expenditures capitalized on the books of Tenant or Subtenant for any of the following:  replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and replacement of siding; roof replacements, including replacements of gutters, downspouts, eaves and soffits; repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior and normal maintenance and repairs needed to maintain the quality and condition of the Facility in the market in which it operates, but excluding Alterations.

“Receivables” means [i] all of Tenant’s or Subtenant’s rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant’s or Subtenant’s rights to receive payment for providing resident care services at the Facility.

“Related Rights” means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.

“Renewal Date” means the first day of each Renewal Term.

“Renewal Option” has the meaning set forth in §12.1.

“Renewal Term” has the meaning set forth in §12.1.

“Rent” means Base Rent, General Additional Rent and Default Rent.

“Rent Schedule” means the schedule issued by Landlord to Tenant showing the Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord.  The Rent Schedule as of the Amended Effective Date, reflecting the Base Rent that has been due and payable under the Lease since the Commencement Date, is attached hereto as Schedule 1.

“Replacement Operator” has the meaning set forth in §15.9.1.

“Right of First Opportunity Event” has the meaning set forth in §13.1.

“Right of First Refusal Event” has the meaning set forth in §13.1.

“Right of First Refusal Notice” has the meaning set forth in §13.1.

“Rocky Hill Facility” means that certain facility located in Rocky Hill, Connecticut.

“Rocky Hill Ground Lease” means that certain ground lease dated as of February 26, 1996, for the Rocky Hill Land by and between LM Rocky Hill Land Holding Limited Partnership, as landlord, and HCRI-Cold Spring, as tenant, as successor in interest to Tenant, as successor in interest to LM Rocky Hill Assisted Living Limited Partnership (“LM Assisted”), as amended pursuant to the Addendum to Ground Lease dated as of December 31, 1997 and, as further amended pursuant to the Amendment to Ground Lease dated as of June 30, 2003, and identified as a “Permitted Exception” on Exhibit B-3 hereto.

“Rocky Hill Lease” means that certain Amended and Restated Lease Agreement dated as of February 26, 1996, between HCRI-Cold Spring, as lessor/sublessor, as successor in interest by assignment to LM Assisted, and Tenant, as lessee/sublessee, as amended.

“Rocky Hill Land” means the portion of the Land on which the Rocky Hill Facility is located.

“Secured Party” has the meaning set forth in §24.1.

“Seller” means each person or entity that conveyed title to a Facility to Landlord.

“Sublease” means, individually and collectively, the sublease with respect to each Facility between Tenant and Subtenant, as the same may be amended or modified from time to time with the consent of Landlord.  References in this Lease to “Sublease” shall mean each sublease individually and shall relate to the respective Facility to which such sublease relates unless expressly stated otherwise.

“Subtenant” means the entity identified on Exhibit C that subleases the Facility from Tenant and is the licensed operator of its respective Facility as shown on Exhibit C, individually and collectively.  References in this Lease to “Subtenant” shall mean each Subtenant individually and shall relate to such Subtenant’s respective Facility unless expressly stated otherwise.

“Summerville Facilities” means [i] Summerville at Kenner in Kenner, Louisiana, Summerville at Outlook Manor in Westerville, Ohio and Summerville at Dayton, in Dayton, Ohio prior to the exercise of the Early Option and the closing of the purchase of the Summerville at Dayton facility pursuant to the terms thereof and [ii] Summerville at Kenner in Kenner, Louisiana and Summerville at Outlook Manor in Westerville, Ohio after the exercise of the Early Option and the closing of the purchase of the Summerville at Dayton facility pursuant to the terms thereof.

“Summerville Fair Market Value” has the meaning set forth in §13.2.2.

“Summerville Investment Amount” is an aggregate concept and means the sum of the Investment Advance Amounts based on the Summerville Facilities.  As of the Amended Effective Date, the Summerville Investment Amount is $27,019,834.76.  If Tenant exercises its Early Option, the Summerville Investment Amount will decrease by the amount of the Early Option Price.

“Summerville Loan Amount” means $12,864,874.24.

“Tenant” has the meaning set forth in the introductory paragraph of this Lease.

“Term” means the Initial Term and each Renewal Term.

“Third-Party Sale” has the meaning set forth in §13.2.6.

“Total Investment Amount” means the Investment Amount plus any Contingent Payment Advance.

“Transaction Documents” has the meaning set forth in §13.1.

1.5           Landlord As Agent.  With respect to its respective Facility, each HCRI Landlord appoints HCRI as the agent and lawful attorney-in-fact of such HCRI Landlord to act for such HCRI Landlord for all purposes and actions of Landlord under this Lease and the other Lease Documents.  All notices, consents, waivers and all other documents and instruments executed by HCRI pursuant to the Lease Documents from time to time and all other actions of HCRI as Landlord under the Lease Documents shall be binding upon such HCRI Landlord.  All Rent payable under this Lease shall be paid to HCRI.

1.6           Rocky Hill Ground Lease.

1.6.1                      General.  Notwithstanding any other provision hereof to the contrary, Tenant acknowledges that Landlord does not possess a fee simple interest in the Rocky Hill Land.  Instead, Landlord’s interest in the Rocky Hill Land consists of a tenant’s interest under the Rocky Hill Ground Lease.  Therefore, unless and until Landlord exercises the Option (as defined in the Rocky Hill Ground Lease), Tenant’s interest in the Rocky Hill Land shall be in the nature of a sublease, rather than a lease.  Except as expressly set forth herein, the terms of this Lease shall apply to the sublease (or lease, in the event of the exercise by Landlord of the Option) of the Rocky Hill Land to Tenant.  Tenant acknowledges receipt of a copy of the Rocky Hill Ground Lease.  Tenant acknowledges that Landlord has made no representation to Tenant with respect to the terms of the Rocky Hill Ground Lease and that Tenant is relying solely on its own review of the Rocky Hill Ground Lease with respect to the terms, provisions and status of the Rocky Hill Ground Lease.

1.6.2                      Landlord Acceptance of Rocky Hill Ground Lease Obligations.  Tenant acknowledges and agrees that Landlord previously accepted an assignment of the Rocky Hill Ground Lease only as an accommodation to Tenant and that, therefore, Tenant agrees to undertake the performance of all obligations under the Rocky Hill Ground Lease other than those obligations, if any, which are personal to Landlord and cannot be delegated to Tenant.  Landlord’s agreement to continue to be obligated under the Rocky Hill Ground Lease is being made in reliance upon the provisions hereof.

1.6.3                      Compliance with Rocky Hill Ground Lease; Rent Payments Thereunder.

(a) Tenant’s Obligations.  In addition to its other obligations under this Lease, Tenant hereby agrees to timely comply with each and every term applicable to the tenant under the Rocky Hill Ground Lease without notice or demand therefore by Landlord or the landlord under the Rocky Hill Ground Lease other than those obligations, if any, which are personal to Landlord and cannot be delegated to Tenant.  Without limiting the foregoing, Tenant acknowledges and agrees that any and all amounts payable by the tenant under the terms of the Rocky Hill Ground Lease, including rent, shall be the sole responsibility of Tenant and shall be deemed included in the definition of “Impositions” as set forth in this Lease.  Such amounts shall be in addition to all amounts payable under this Lease.  Tenant shall deposit with Landlord the amount of the rent required under the Rocky Hill Ground Lease.  Such sum shall be used by Landlord for the timely payment of the rent due under the Rocky Hill Ground Lease.  Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations arising under the Rocky Hill Ground Lease, except to the extent such obligations arise from a breach of the Rocky Hill Ground Lease which results from the acts or omissions of Landlord.

(b) Landlord’s Obligations.  Landlord covenants, agrees and warrants to Tenant that Landlord will [i] not take any actions or fail to take any actions that Tenant is unable to take for Landlord, that would cause a default under the Rocky Hill Ground Lease; and [ii] promptly deliver to Tenant copies of all notices and other documents received or given by the lessor under the Rocky Hill Ground Lease relating to a failure to comply with the terms of the Rocky Hill Ground Lease.

1.6.4                      Termination or Expiration of Rocky Hill Ground Lease.  If Landlord’s rights to the Rocky Hill Land are terminated under the Rocky Hill Ground Lease, then the Rocky Hill Facility shall be deemed removed from this Lease.  Nothing in this §1.6.4 shall cause the Base Rent payable hereunder to be reduced nor the Investment Amount to be deemed reduced unless either [i] the termination of the Rocky Hill Ground Lease is due to the acts or omissions of Landlord, in which case the Base Rent shall be reduced by the Investment Amount applicable to the Rocky Hill Facility multiplied by the then applicable Rent Rate of Return as set forth in Schedule 1 or [ii] the termination of the Rocky Hill Ground Lease is as a result of damage to or destruction or a taking of the Rocky Hill Land and Landlord is compensated for its investment in the Rocky Hill Facility as a result thereof, in which case the Base Rent shall be reduced by the reduction in the Investment Amount resulting therefrom multiplied by the then applicable Rent Rate of Return as set forth in Schedule 1.

1.6.5                      Remedies.  In addition to the remedies provided for in §8.2 hereof, Landlord shall have the right, upon the occurrence of an Event of Default under this Lease or any Lease Document, to accelerate the payment of any or all amounts then or thereafter payable by the tenant under the terms of the Rocky Hill Ground Lease, including rent.

1.7           Termination of the Summerville Lease.  As of the Amended Effective Date, the Summerville Lease shall be and hereby is terminated, and HCRI, HCRI-LA and Senior Living Properties, LLC shall execute and record memoranda of termination of the Summerville Lease to reflect the termination of the Summerville Lease, and Tenant and the Amended Effective Date Landlord shall execute and record memoranda of lease to evidence the lease of the Summerville Facilities under this Lease.

ARTICLE 2:  RENT

2.1           Base Rent.  Tenant shall pay Landlord base rent (“Base Rent”) in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Amended Commencement Date.  If the Amended Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Amended Effective Date for the partial month, i.e., for the period commencing on the Amended Effective Date and ending on the day before the Amended Commencement Date.  The Base Rent payable for the Initial Term is as shown on the Rent Schedule.  The Base Rent for each Renewal Term will be determined in accordance with §12.2.

2.2           Base Rent Adjustments.

2.2.1                      Base Rent Adjustments – Additional Investment Advances.  If Landlord makes an Investment Advance after the Amended Effective Date, the Base Rent will be increased effective on the Investment Advance Date based upon the applicable rate of return in effect on the Investment Advance Date as set forth on Schedule 1.  Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Investment Advance Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the Investment Advance.  On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent Schedule.

2.3           Additional Rent.

2.3.1                      General Additional Rent.  In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the “General Additional Rent”).

2.4           Place of Payment of Rent.  Tenant shall make all payments of Rent to Landlord by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit J attached hereto, subject to change in accordance with other written instructions provided by Landlord from time to time.

                      2.5           Net Lease.  This Lease shall be deemed and construed to be an “absolute net lease”, and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set-off.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

                      2.6           No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms.  Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off or recoupment against the Rent.  Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law.  Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder.  The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.  Nothing in this §2.6 shall be construed to limit any right which Tenant may have to bring a separate action against Landlord for any claim which Tenant may have or allege to have against Landlord.

2.7           Transaction Fee.  Tenant has paid transaction fees as required by Landlord prior to the Amended Effective Date.  There is no transaction fee payable as of the Amended Effective Date.

ARTICLE 3:  IMPOSITIONS AND UTILITIES

3.1           Payment of Impositions.  Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with §3.7.  Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord.  Tenant’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof.  Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities.  Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing and if Tenant shall have paid all Impositions due and payable as of the date of the refund.  Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing.  Any refunds retained by Landlord due to an Event of Default shall be applied as provided in §8.8.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file.  Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.  Tenant may, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action.  Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefore and payments thereof which identify the personal property with respect to which such payments are made.  Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant as of the termination date, whether or not such Imposition is imposed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.

3.2           Definition of Impositions.  “Impositions” means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the Facility State or any governmental entity in the Facility State due to this lease transaction or Landlord’s ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the Facility State because of Landlord’s ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant’s operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the Facility State or any governmental entity in the Facility State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant’s designee, including, without limitation, conveyance taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord’s interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use by Tenant of the Leased Property or any part thereof.  Tenant shall not, however, be required to pay any capital gains tax or any tax based on net income imposed on Landlord by any governmental entity other than the capital stock and franchise taxes described in clause [i] above.

3.3           Escrow of Impositions.  Tenant shall deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions.  In addition, if an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year other than real estate taxes, which sums shall be used by Landlord toward payment of such Impositions.  Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section.  The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

3.4           Utilities.  Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term.  If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities.  Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities.  Landlord’s receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord.  Absent circumstances beyond Tenant’s reasonable control, Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant’s failure to maintain sufficient heat in the Improvements absent circumstances beyond Tenant’s reasonable control.

3.5           Discontinuance of Utilities.  Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations under this Lease.

3.6           Business Expenses.  Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

3.7           Permitted Contests.  Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant’s counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement.  Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.  Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

ARTICLE 4:  INSURANCE

4.1           Property Insurance.  At Tenant’s expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

(a) Loss or damage commonly covered by a “Special Form” or “All Risk” policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property).  The policy shall be in the amount of the full replacement value (as defined in §4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord.  Landlord shall be named as an additional insured.  The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

(b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

(c) Consequential loss of rents and income coverage insuring against all “All Risk” or “Special Form” risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least 90 days, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

(d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

(e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

(f) Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

4.2           Liability Insurance.  At Tenant’s expense, Tenant shall maintain liability insurance against the following:

(a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner’s protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(c) Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

(d) Claims commonly covered by worker’s compensation insurance for all persons employed by Tenant on the Leased Property.  Such worker’s compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

4.3           Builder’s Risk Insurance.  In connection with any construction, Tenant shall maintain in full force and effect a builder’s completed value risk coverage (“Builder’s Risk Coverage”) of insurance in a nonreporting form insuring against all “All Risk” or “Special Form” risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property).  The Builder’s Risk Coverage shall include endorsements providing coverage for building materials and supplies and temporary premises.  The Builder’s Risk Coverage shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord.  Landlord shall be named as an additional insured.  The Builder’s Risk Coverage shall include an endorsement permitting initial occupancy.

4.4           Insurance Requirements.  The following provisions shall apply to all insurance coverages required hereunder:

(a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

(b) The carriers of all policies shall have a Best’s Rating of “A” or better and a Best’s Financial Category of XII or higher and shall be authorized to do insurance business in the Facility State.

(c) Tenant shall be the “named insured” and Landlord shall be an “additional insured” on each policy.

(d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements.  The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days’ prior written notice to Landlord.

(e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

(f) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

(g) At least 30 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant’s insurance agent.

4.5           Replacement Value.  The term “full replacement value” means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions.  Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value.  If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

4.6           Blanket Policy.  Notwithstanding anything to the contrary contained in this Article 4, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

4.7           No Separate Insurance.  Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance.  Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

4.8           Waiver of Subrogation.  Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies.  Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto.  Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

4.9           Mortgages.  The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof:  [i] Tenant shall obtain a standard form of lender’s loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

4.10           Escrows.  After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord’s requirements after receipt of notice thereof from Landlord.

ARTICLE 5:  INDEMNITY

5.1           Tenant’s Indemnification.  Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord’s and such successor’s and assign’s directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and the costs set forth in §8.7) incurred in connection with or arising from:  [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors; and [vii] any obligations, costs or expenses arising under any Permitted Exceptions.  If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord.  All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at Landlord’s rate of return as provided in the Commitment.  In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its commercially reasonable efforts to defend such action, suit or proceeding.  Nothing in this §5.1 shall be construed as requiring Tenant to indemnify Landlord with respect to Landlord’s own gross negligence or willful misconduct.

5.1.1                      Notice of Claim.  Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section.  Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant’s defense of any such action.

5.1.2                      Survival of Covenants.  The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

5.1.3                      Reimbursement of Expenses.  Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

5.2           Environmental Indemnity; Audits.  Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord’s interest in this Lease, and Landlord’s and such successors’ directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants’ and attorneys’ fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law.  Tenant’s indemnity shall survive the termination of this Lease.  Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns.  If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant’s expense.  Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys’ fees and costs.

5.3           Limitation of Landlord’s Liability.  Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord’s control.

ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES

6.1           Use of Leased Property.  Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, including the operation of an Alzheimer’s Memory Loss Unit, provided Tenant complies with all applicable Legal Requirements, and for no other purpose without the prior written consent of Landlord.  Tenant or Subtenant, as the case may be, shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted.  Landlord agrees that in the event Tenant or Subtenant, as the case may be, has not obtained a license to operate the Facility on the Amended Effective Date, Tenant shall be in compliance with this section provided (i) Tenant has entered into a contractual arrangement with the licenseholder, which contractual arrangement is in compliance with all Legal Requirements, authorizing Tenant to operate the Facility; and (ii) Tenant proceeds in a diligent manner to obtain a license to operate the Facility.  Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 Business Days after Tenant’s receipt of each item.

6.2           Acceptance of Leased Property.  Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant’s use; [iii] Landlord will deliver the Leased Property to Tenant in

“as-is” condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order.  Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

6.3           Conditions of Use and Occupancy.  Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof.  Landlord shall have the right to have an annual inspection of the Leased Property performed and Tenant shall pay an inspection fee of the lesser of $1,500.00 per Facility or Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice.

6.4           Tenant Solely Responsible.  Tenant specifically acknowledges that it is solely responsible for the operation and maintenance of the Louisiana Facility, and that Landlord, its agents and employees, have no responsibility therefor.

6.5           Opportunity to Inspect.  TENANT ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE PREMISES OF THE LOUISIANA FACILITY AND, IN ACCORDANCE WITH THE PROVISIONS OF LA. C.C. ARTICLE 2699, HEREBY SPECIFICALLY WAIVES ANY AND ALL WARRANTIES PROVIDED BY THE PROVISIONS OF THE LOUISIANA CIVIL CODE TO THE FULLEST EXTENT PERMITTED BY LAW.

ARTICLE 7:  MAINTENANCE AND MECHANICS’ LIENS

7.1           Maintenance.  Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, HVAC systems, equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains.  Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements.  Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice.  Tenant shall at all times maintain, operate and otherwise manage the Leased Property on a basis and in a manner consistent with the standards currently maintained by Tenant at the Leased Property.  All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced.  Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any parts thereof for the Facility Uses.  Tenant shall permit Landlord to inspect the Leased Property at all reasonable times and on reasonable advance notice, and if Landlord has a reasonable basis to believe that there are maintenance problem areas and gives Tenant written notice thereof setting forth its concerns in reasonable detail, Tenant shall deliver to Landlord a plan of correction within 10 Business Days after receipt of the notice.  Tenant shall diligently pursue correction of all problem areas within 60 days after receipt of the notice or such longer period as may be necessary for reasons beyond its reasonable control such as shortage of materials or delays in securing necessary permits, but not caused by lack of diligence by Tenant, and, upon expiration of the 60-day period, shall deliver evidence of completion to Landlord or an interim report evidencing Tenant’s diligent progress towards completion and, at the end of the next 60-day period, evidence of satisfactory completion.  Upon completion, Landlord shall have the right to re-inspect the Facility and Tenant shall pay a re-inspection fee of $750.00 per Facility plus Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice.  At each inspection of the Leased Property by Landlord, the Facility employee in charge of maintenance shall be available to tour the Facility with Landlord and answer questions.

7.2           Required Alterations.  Tenant shall, at Tenant’s sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant’s use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever.  All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of §16.4.

7.3           Mechanic’s Liens.  Tenant shall have no authority to permit or create a lien against Landlord’s interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord’s interest in the Leased Property against liens.  Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic’s liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property.  Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic’s lien filed against the Leased Property within 10 days after notice of the filing thereof.  Tenant shall pay all expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys’ fees.

7.4           Replacements of Fixtures and Landlord’s Personal Property.  Tenant shall not remove Fixtures and Landlord’s Personal Property from the Leased Property except to replace the Fixtures and Landlord’s Personal Property with other similar items of equal quality and value.  Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord.  Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence

Landlord’s ownership of Landlord’s Personal Property and replacements therefor.  Tenant may finance replacements for the Fixtures and Landlord’s Personal Property by equipment lease or by a security agreement and financing statement if, with respect to any financing of critical care equipment and with respect to any other Personal Property having a value per Facility in excess of $250,000.00, [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following:  [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement.  Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 8:  DEFAULTS AND REMEDIES

8.1           Events of Default.  The occurrence of any one or more of the following shall be an event of default (“Event of Default”) hereunder without any advance notice to Tenant unless specified herein:

(a) Tenant fails to pay in full any installment of Base Rent, any Additional Rent or any other monetary obligation payable by Tenant under this Lease within 10 days after such payment is due.

(b) Tenant, Subtenant or Guarantor (where applicable) fails to comply with any covenant set forth in Article 14, §§15.6, 15.7 or 15.8 of this Lease.

(c) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 60 days after receipt of the notice.  The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §8.1.

(d) Tenant or Subtenant abandons or vacates (except during a period of repair or reconstruction after damage, destruction or a Taking) any Facility Property or any material part thereof, ceases to operate any Facility, ceases to do business or ceases to exist for any reason for any one or more days.

(e) [i] The filing by Tenant or Subtenant of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant, Subtenant or Guarantor; [ii] the failure by Tenant, Subtenant or Guarantor within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Subtenant or Guarantor; [iv] any assignment by Tenant, Subtenant or Guarantor for the benefit of its creditors; [v] the entry by Tenant, Subtenant or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Subtenant or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Tenant, Subtenant or Guarantor (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

(f) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property, Tenant or Subtenant which adversely affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant, Subtenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant or Subtenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant, Subtenant or Guarantor from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant or Subtenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

(g) Any representation or warranty made by Tenant, Subtenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant, Subtenant or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

(h) Tenant, any Subtenant or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, any Obligor Group or any agreement with Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, or the occurrence of a default under any Material Obligation and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured.  This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

(i) Any guarantor of this Lease dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under the Bankruptcy Code or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, which is not cured within any applicable cure period.

(j) The license for the Facility or any other Government Authorization is canceled, suspended, reduced to provisional or temporary, or otherwise invalidated, or license revocation or decertification proceedings are commenced against Tenant or Subtenant and, in each instance, such action is not stayed pending appeal, or, as a result of the acts or omissions of Tenant or Subtenant, any reduction of more than 5% occurs in the number of licensed beds or units at the Facility, or an admissions ban is issued for the Facility and remains in effect for a period of more than 45 days.

8.2           Remedies.  Upon the occurrence of an Event of Default under this Lease or any Lease Document, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord’s option, without declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind, Landlord may exercise any and all rights and remedies provided in this Lease or any Lease Document or otherwise provided under law or in equity, including, without limitation, any one or more of the following remedies:

(a) Landlord may re-enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased Property for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

(b) Landlord may terminate this Lease with respect to all or any portion of the Leased Property by written notice to Tenant, exclude Tenant from possession of such Leased Property and use commercially reasonable efforts to lease such Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

(c) Landlord may re-enter the Leased Property or any portion thereof and have, repossess and enjoy such Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

(d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property subject to Landlord’s obligation to maintain the confidentiality of any patient or employee information in accordance with the requirements of applicable State or federal law.

(e) Landlord may accelerate all of the unpaid Rent hereunder based on the then current Rent Schedule so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

(f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

(g) With respect to the Collateral or any portion thereof and Secured Party’s security interest therein, Secured Party may exercise all of its rights as secured party under Article 9 of the Uniform Commercial Code.  Secured Party may sell the Collateral by public or private sale upon five days notice to Tenant or Subtenant.  Tenant and Subtenant agree that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Secured Party, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.

(h) Secured Party may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Obligor Group Obligations unless prohibited by law.  Tenant and Subtenant appoint HCRI or its designee as attorney for Tenant and Subtenant, respectively, with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant’s or Subtenant’s name or Secured Party’s name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant’s or Subtenant’s name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease.  Absent gross negligence or willful misconduct of Secured Party, Secured Party shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers.  At Secured Party’s option, Tenant and Subtenant shall [i] provide Secured Party a full accounting of all amounts received on account of Receivables with such frequency and in such form as Secured Party may require, either with or without applying all collections on Receivables in payment of the Obligor Group Obligations or [ii] deliver to Secured Party on the day of receipt all such collections in the form received and duly endorsed by Tenant or Subtenant, as applicable.  At Secured Party’s request, Tenant and Subtenant shall institute any action or enter into any settlement determined by Secured Party to be necessary to obtain recovery or redress from any account debtor in default of Receivables.  Secured Party may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Secured Party, thereby terminating Tenant’s and Subtenant’s authority to collect Receivables.  After terminating Tenant’s and Subtenant’s authority to enforce or collect Receivables, Secured Party shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Secured Party shall have the right to collect and enforce the Receivables.  Prior to the occurrence and during the continuance of an Event of Default, at Tenant’s and Subtenant’s cost and expense, but on behalf of Secured Party and for Secured Party’s account, Tenant and Subtenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for

Secured Party, but Tenant and Subtenant may commingle such collections with Tenant’s and Subtenant’s own funds, until Tenant’s and Subtenant’s authority to do so has been terminated, which may be done only after an Event of Default.  Notwithstanding any other provision hereof, Secured Party does not assume any of Tenant’s or Subtenant’s obligations under any Receivable, and Secured Party shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Subtenant.

(i) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

(j) Landlord may terminate its obligation, if any, to disburse Investment Advances.

(k) Landlord may enter and take possession of the Land or any portion thereof and any one or more Facilities without terminating this Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents.  Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints HCRI its lawful attorney-in-fact with full power to do any of the following:  [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Investment Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Investment Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Secured Party or Secured Party’s designee.  This power of attorney is a power coupled with an interest and cannot be revoked.

(l) Landlord may apply, with or without notice to Tenant, for the appointment of a receiver (“Receiver”) for Tenant or Tenant’s business or for the Leased Property; provided, however, in the case of an Event of Default which relates to less than all of the Leased Property, such Receiver’s power and authority shall be limited to the affected Facility.  Unless prohibited by law, such appointment may be made either before or after termination of Tenant’s possession of the Leased Property, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Leased Property, and Secured Party may be appointed as Receiver.  After the occurrence and during the continuance of an Event of Default, Landlord shall be entitled to appointment of a receiver as a matter of right and without the need to make any showing other than the existence of an Event of Default.  The Receiver shall have the power to collect the rents, income, profits and Receivables of the Leased Property during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Leased Property during the whole of said proceeding.  All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without limitation, any losses or damages incurred by Landlord under this Lease.  Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.

(m) Landlord may terminate any management agreement with respect to any of the Leased Property and shall have the right to retain one or more managers for the Leased Property at the expense of Tenant, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.

8.3           Right of Set-Off.  Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder.  The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

8.4           Performance of Tenant’s Covenants.  Landlord may perform any obligation of Tenant which Tenant has failed to perform within five days after Landlord has sent a written notice to Tenant informing it of its specific failure.  Tenant shall reimburse Landlord on demand, as General Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at Landlord’s rate of return as provided in the Commitment.

8.5           Late Payment Charge.

(a) Rent.  Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord.  The 10-day period set forth in this section shall run concurrently with the 10-day period contemplated under §8.1(a) and shall not otherwise extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

(b) Non-Rent Obligations.  With respect to Non-Rent obligations, Tenant acknowledges that any default in the payment of any amount payable by Tenant to Landlord under this Lease will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event such amount is not paid within 10 days after the due date or within 10 days after receipt of any invoice from Landlord (if Landlord is obligated under the terms of the Lease to provide an invoice), Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord.  The 10-day period set forth in this section shall run concurrently with the 10-day period contemplated under §8.1(a) and shall not otherwise extend the time for payment of the invoice or the period for curing any default or constitute a waiver of such default.

8.6           Default Rent.  At Landlord’s option at any time after the occurrence of an Event of Default and while such Event of Default remains uncured, the Base Rent payable under this Lease shall be increased to reflect Landlord’s rate of return of 18.5% per annum on the Investment Amount (“Default Rent”); provided, however, that if a court of competent jurisdiction determines that any other amounts payable under this Lease are deemed to be interest, the Default Rent shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate.

8.7           Attorneys’ Fees.  Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord’s rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements; and [iii] the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith.  All such reasonable costs, expenses, charges and fees payable by Tenant shall be deemed to be General Additional Rent under this Lease.

8.8           Escrows and Application of Payments.  As security for the performance of the Obligor Group Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred.  Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to the Obligor Group Obligations in the order which Landlord may determine.

8.9           Remedies Cumulative.  The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity.  The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

8.10           Waivers.  Tenant waives [i] any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Leased Property, [ii] any right of re-entry or repossession, [iii] any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, [iv] any right of redemption whether pursuant to statute, at law or in equity, [v] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind (other than those specifically provided for in this Lease, and [vi] all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date.

8.11           Obligations Under the Bankruptcy Code.  Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Property, an amount equal to all Rent due pursuant to this Lease.  Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following:  [i] the cure of any monetary defaults and reimbursement of pecuniary loss within not more than five Business Days of assumption and/or assignment; [ii] the deposit of an additional amount equal to not less than three months’ Base Rent, which amount is agreed to be a necessary and appropriate deposit to adequately assure the future performance under this Lease of the Tenant or its assignee; and [iii] the continued use of the Leased Property for the Facility Uses.  Nothing herein shall be construed as an agreement by Landlord to any assignment of this Lease or a waiver of Landlord’s right to seek adequate assurance of future performance in addition to that set forth hereinabove in connection with any proposed assumption and/or assignment of this Lease.

8.12           California Remedies.  In addition to the provisions set forth above, for each Facility located in the State of California, the following provisions shall apply and shall supersede any provision in violation of the laws of the State of California:

8.12.1                      Remedies.  On the occurrence of an Event of Default, Landlord may at any time thereafter and prior to the cure of such Event of Default, upon giving written notice to Tenant but without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of an Event of Default, do any of the following:

(a) Landlord may elect to continue the term of this Lease in full force and effect and not terminate Tenant’s right to possession of the Leased Property, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease or by law against Tenant, including, without limitation, the right to collect when due Rent and other sums payable hereunder.  Landlord shall not be deemed to have elected to terminate this Lease unless Landlord gives Tenant written notice of such election to terminate.  Landlord’s acts of maintenance or preservation of the Leased Property or efforts to relet the Leased Property shall not terminate this Lease.

(b) Landlord may elect immediately upon written notice to Tenant to terminate this Lease at any time prior to Tenant’s cure of an Event of Default and in such event

Landlord may, at Landlord’s option, declare this Lease and Tenant’s right to possession of the Leased Property terminated, reenter the Leased Property, remove Tenant’s Property therefrom and dispose of it in any manner whatsoever allowed by law at Tenant’s expense or store it for Tenant’s account and at Tenant’s risk and expense (but Landlord shall not be required to effect such removal), eject all persons from the Leased Property and recover damages from Tenant as hereinafter provided.  Any such reentry shall be permitted by Tenant without hindrance.  Landlord shall not thereby be liable in damages for such reentry or be guilty of trespass, forcible entry or unlawful detainer.  If Landlord so terminates this Lease and Tenant’s right to possession, such termination shall cancel all Tenant’s options, if any, to extend or renew the term of this Lease.

(c) Landlord may at its sole discretion elect to notify any Subtenant (or assignee) of the Leased Property of the existence of an Event of Default by Tenant in writing and thereafter all Rent and other amounts due from any Subtenant of the Leased Property shall be paid to Landlord and Landlord shall apply such Rent and other amounts in payment of the amounts due from Tenant under this Lease.  The delivery of such notice to any Subtenant and the collection of such Rent and other amounts by Landlord shall not terminate this Lease.  Upon Tenant’s cure of the Event of Default and receipt by Landlord of all Rent and other amounts due from Tenant, Landlord shall notify Subtenant (or assignee) to make payments as provided in its sublease or lease.

8.12.2                      Damages.  In the event Landlord elects to terminate this Lease and Tenant’s right to possession in accordance with §8.12.1(b), or the same are terminated by operation of law due to an Event of Default, Landlord may recover as damages from Tenant the following:

(a) The worth at the time of award of the unpaid Rent and other sums due hereunder which had been earned at the time of termination of the Lease;

(b) The worth at the time of award of the amount by which the unpaid Rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of Rent and other sums due that Tenant proves could have been reasonably avoided;

(c) The worth at the time of the award of the amount by which the unpaid Rent and other sums due hereunder for the balance of the term after the time of award exceeds the amount of the loss of such Rent and other sums that Tenant proves could be reasonably avoided;

(d) Any other amount, including but not limited to reasonable attorneys’ fees and court costs, leasing commissions and all costs and expenses incurred by Landlord in reletting the Leased Property or preparing, altering or remodeling the Leased Property for such reletting.  Landlord shall also recover any amount which is necessary to compensate Landlord for all detriment proximately caused by Tenant’s act of default or which in the ordinary course of things would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The “worth at the time of award” of the amounts referred to in §8.12.2(a) and (b) above, is computed by allowing interest at the maximum legal rate of interest.  The “worth at the time of award” of the amount referred to in §8.12.2(c) above, is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award plus 1%.

ARTICLE 9:  DAMAGE AND DESTRUCTION

9.1           Notice of Casualty.  If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty in excess of $150,000.00 (a “Casualty”), Tenant shall give written notice thereof to Landlord within two Business Days after the occurrence of the Casualty.  Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord:  [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date.  Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

9.2           Substantial Destruction.

9.2.1                      If any Facility’s Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.  The term “substantially destroyed” means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

9.2.2                      If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease with respect to the entire Leased Property and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in §9.2.3.  If Landlord elects to terminate, Landlord shall give notice (“Termination Notice”) of its election to terminate this Lease within 30 days after receipt of Tenant’s notice of the damage.  If Tenant does not exercise its option to renew under §9.2.3 within 15 days after delivery of the Termination Notice, this Lease shall terminate on the 15th day after delivery of the Termination Notice.  If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.

9.2.3                      If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease with respect to the entire Leased Property (but not any part thereof).  Tenant shall give Landlord irrevocable notice of Tenant’s election to renew within 15 days after delivery of the Termination Notice.  If Tenant elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 15-year period.  The Renewal Term will commence on the third day following Landlord’s receipt of Tenant’s notice of renewal.  All other terms of this Lease for the Renewal Term shall be in accordance with Article 12.  The Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

9.3           Partial Destruction.  If any Facility’s Improvements are not substantially destroyed, then Tenant shall comply with the provisions of §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

9.4           Restoration.  Subject to any limitations imposed by law with respect to the rebuilding of the Leased Premises, Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant’s expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable.  Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding with respect to any Casualty, Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of §16.2 for such repairs or rebuilding.  Promptly after receiving Landlord’s approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant’s reasonable control.  Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including reasonable attorneys’ fees.  Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord.  Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord’s receipt of evidence satisfactory to Landlord that such payments are required in advance.  With respect to any Casualty, prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work.  Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work.  Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding.  Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant.  If required by law as a result of the nature or extent of the damage, Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose.  Tenant shall complete such repairs or rebuilding free and clear of mechanic’s or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body.  Any remaining proceeds of insurance after such restoration will be Tenant’s property.

9.5           Insufficient Proceeds.  If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant’s repair, rebuilding or restoration under §9.4 in full, Tenant shall deposit with Landlord at Landlord’s option, and within 10 days of Landlord’s request, an amount sufficient in Landlord’s reasonable judgment to complete such repair, rebuilding or restoration or shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant has available the funds needed to complete such repair, rebuilding or restoration.  Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

9.6           Not Trust Funds.  Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9.  Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

9.7           Landlord’s Inspection.  During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding.  Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times and on reasonable notice.  If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications.  Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect.  Tenant’s obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

9.8           Landlord’s Costs.  Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord’s attorneys in connection therewith.

9.9           No Rent Abatement.  Rent will not abate pending the repairs or rebuilding of the Leased Property.

ARTICLE 10:  CONDEMNATION

10.1           Total Taking.  If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (“Taking”), any entire Facility Property is taken, or so much of any Facility Property is taken that the number of licensed beds/units at the Facility Property is reduced by more than 25% as a result of such Taking, then this Lease will end with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority.  Upon such termination, the Investment Amount shall be reduced by the amount received by Landlord as a result of the Taking unless there is only one Facility Property subject to this Lease in which case the Lease will terminate.  The removal from this Lease of one Facility Property due to a taking is the result of circumstances beyond the control of Landlord and Tenant and the parties affirm that, except for such isolated situation or as otherwise specifically provided elsewhere in this Lease for the removal of one or more of the Facility under certain defined circumstances, this Lease is intended to be a single indivisible Lease.  All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Facility Property; provided, however, nothing herein shall preclude Tenant from pursuing a separate award for the Taking of its Tenant’s Property (as defined below) or for relocation costs or expenses.

10.2           Partial Taking.  If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly; [ii] at its cost, Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, reasonable attorneys’, appraisers’, and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Facility Property), or Tenant’s actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award except to the extent specifically allocated to the value of Tenant’s Property or any relocation costs or expenses incurred by Tenant as a result of such Partial Taking.  The restoration shall be completed in accordance with §§9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

10.3           Condemnation Proceeds Not Trust Funds.  Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10.  Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

ARTICLE 11:  TENANT’S PROPERTY

11.1           Tenant’s Property.  Tenant shall have the right to install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord’s Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes.  All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as “Tenant’s Property”.

11.2           Requirements for Tenant’s Property.  Tenant shall comply with all of the following requirements in connection with Tenant’s Property:

(a) Tenant shall, at Tenant’s sole cost and expense, maintain, repair, and replace Tenant’s Property.

(b) Tenant shall, at Tenant’s sole cost and expense, keep Tenant’s Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof.  Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant’s Property.  The insurance shall meet the requirements of §4.3.

(c) Tenant shall pay all taxes applicable to Tenant’s Property.

(d) If Tenant’s Property is damaged or destroyed by fire or any other cause, Tenant shall have the right, but not the obligation, to repair or replace Tenant’s Property (unless the same is required for the operation of the Leased Property in compliance with applicable Legal Requirements, in which case Tenant shall be required to promptly repair or replace the same) unless Landlord elects to terminate this Lease pursuant to §9.2.2.

(e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant’s Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant’s Property.

(f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant’s Property or Leased Property.  Tenant shall, at Landlord’s option, remove Tenant’s Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant’s Property.  If Tenant fails to remove Tenant’s Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant’s Property, Tenant’s Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant’s Property.  In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord.  Tenant shall pay

Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant’s Property and repairing any damage caused by such removal.  Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

(g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant’s Property.  For equipment loans or leases for critical care equipment and for all other equipment having an original cost in excess of $250,000.00 per Facility, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following:  [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement.  Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 12:  RENEWAL OPTIONS

12.1           Renewal Options.  Tenant has the option to renew (“Renewal Option”) this Lease for one 15-year renewal term (“Renewal Term”).  Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

(a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

(b) Tenant shall give Landlord irrevocable written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord’s delivery of the Termination Notice as set forth in §9.2.3.

12.2           Effect of Renewal.  The following terms and conditions will be applicable if Tenant renews the Lease:

(a) Effective Date.  Except as otherwise provided in §9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term.  The first day of each Renewal Term is also referred to as the Renewal Date.

(b) Investment Amount.  Effective as of the Renewal Date, a single Investment Amount will be computed by summing all Investment Advance Amounts.

(c) Rent Adjustment.  Effective as of the Renewal Date, Landlord shall calculate Base Rent for the Renewal Term in accordance with §2.1(c)(2) of the Commitment and shall issue a new Rent Schedule reflecting the Base Rent.  Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Renewal Date; and

[ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent paid to Landlord for such month and the installment of Base Rent actually due for such month as a result of the renewal of the Lease.

(d) Other Terms and Conditions.  Except for the modifications set forth in this §12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term.

ARTICLE 13:  RIGHT OF FIRST OPPORTUNITY AND OPTION TO PURCHASE

13.1           Right of First Opportunity.  In the event at any time during the Term either [i] Landlord elects to seek a purchaser of the Leased Property (the “Right of First Opportunity Event”) or [ii] Landlord receives a bona fide offer from a third party (the “Offer”) setting forth the terms and conditions upon which it proposes to purchase the Leased Property which it is interested in accepting, but in no event shall Landlord be obligated to accept (the “Right of First Refusal Event”), the following provisions shall apply:

(a) In the event of the occurrence of the Right of First Opportunity Event, Landlord shall provide Tenant with written notice of its intent to sell the Leased Property and its proposed terms with respect thereto (the “Opportunity Notice”).  Landlord and Tenant shall have a period of 30 days after Tenant’s receipt of the Opportunity Notice (the “Protected Period”) to negotiate in good faith with respect to the terms and conditions under which such transaction shall occur provided that in no event shall the purchase price be less than the Base Price and shall occur on the terms and conditions set forth in the Transaction Documents (as defined below) (the “Opportunity Transaction”).  In the event Landlord and Tenant are unable to reach agreement within the Protected Period with respect to the terms of the Opportunity Transaction, then Landlord shall be free to enter into negotiations with respect to the Opportunity Transaction with any other person or entity; provided, however, that Landlord shall not be permitted to consummate a transaction with any other person or entity on terms which are less favorable to Landlord than those offered to Tenant during the Protected Period without first offering Tenant the opportunity on written notice setting forth such terms to consummate the Opportunity Transaction on such alternative terms and conditions (the “Modified Opportunity Notice”); provided, however, that Tenant shall be deemed to have waived its right to proceed with such revised Opportunity Transaction in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of the Modified Opportunity Notice.

(b) In the event of the occurrence of a Right of First Refusal Event, Landlord shall provide Tenant with a true and correct copy of the Offer (the “Right of First Refusal Notice”).  Tenant shall have 20 days from its receipt of the Right of First Refusal Notice to advise Landlord in writing whether it is prepared to purchase the Leased Property on the same terms and conditions as set forth in the Offer.  Tenant’s failure to so advise Landlord within such 20 day period shall be deemed to be a determination by Tenant not to exercise the right of first refusal provided for herein, at which time Landlord shall be free to consummate the transaction which was the subject of the Offer; provided, however, that Landlord shall not be permitted to modify the terms specified in the Offer in an manner more favorable to the third party than those reflected in the original Offer (the “Modified Offer”) without first again offering Tenant the opportunity to consummate a transaction on the terms set forth in the Modified Offer; provided, however, that Tenant shall be deemed to have waived its right to proceed with such a transaction in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of the Modified Offer.

(c) In the event Landlord does not consummate a transaction on the terms provided for in the Offer or the Modified Offer, as applicable, within 90 days after the date thereof, Landlord shall not be permitted to sell the Leased Property to the Offeror or to any other party, whether on the terms set forth in the Offer or the Modified Offer, as applicable, or pursuant to a new Offer without again first offering Tenant an option to consummate a transaction on the terms specified in the Offer, the Modified Offer or any new Offer, as applicable; provided, however, that Tenant shall be deemed to have waived its rights hereunder in the event it does not advise Landlord of its election to proceed within 10 days after its receipt of another copy of the Offer or of the Modified Offer or the new Offer, as applicable.

(d) In the event Tenant exercises its right of first refusal or right of first opportunity provided for herein, Tenant and Landlord shall have a period of 30 days in which to enter into one or more written agreements outlining the terms and conditions, in addition to those set forth in the Offer or Modified Offer, if applicable, on which the sale will occur (the “Transaction Documents”).  In the event Landlord and Tenant fail to execute the Transaction Documents within said 30 day period, then Tenant shall be deemed to have forfeited its rights hereunder with respect to such transaction; provided, however, that Landlord shall not be permitted to sell the Leased Property to any other person or entity on terms which are less favorable to Landlord than those offered to Tenant during the Protected Period or beyond the expiration of the 90 day period provided for in clause (c), without first complying with the terms of this §13.1 unless Landlord and Tenant failed to execute the Transaction Documents as a result of Tenant’s bad faith in the negotiation of the terms of such Transaction Documents, in which case Landlord shall be permitted to sell the Leased Property to any other person or entity regardless of the terms of such transaction.

(e) Any sale of the Leased Property by Landlord pursuant to this §13, other than to Tenant, shall be subject to the rights of Tenant under this Lease, including, but not limited to, its rights under this §13.

(f) Any closing pursuant to, and the consequences to Tenant of failing to close after exercising its rights under §13.1 shall be in accordance with the terms set forth in the Offer or Modified Offer and in the Transaction Documents executed pursuant to the terms of this Article 13.

13.1.1                      Fair Market Value.  The fair market value (the “Fair Market Value”) of the Leased Property shall be determined as follows.

13.1.1.1                      The parties shall attempt to determine the Fair Market Value by mutual agreement within 15 days after giving the purchase notice (the “Negotiation Period”).  However, if the parties do not agree on the Fair Market Value during the Negotiation Period, the following provisions shall apply.

13.1.1.2                      Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser five Business Days after the end of the Negotiation Period.  The two appraisers will then select a third appraiser within an additional five days.  Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Leased Property.  Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser’s qualifications, including education and experience with similar properties.  A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume.  If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory.  If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

13.1.1.3                      The Fair Market Value shall be determined by the appraisers within 60 days thereafter as follows.  Each of the appraisers shall be instructed to prepare an appraisal of the Leased Property in accordance with the following instructions:

The Leased Property is to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches.  Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The three approaches to estimate value are summarized as follows:

Income Approach:  This valuation approach recognizes that the value of the operating tangible and intangible assets can be represented by the expected economic viability of the business giving returns on and of the assets.

Sales Comparison Approach:  This valuation approach is based upon the principle of substitution.  When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility.  Since healthcare market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered.  These adjustments also consider the operating differences such as services and demographics.

Cost Approach:  This valuation approach estimates the value of the tangible assets only.  Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

In general, the Income and Sales Comparison Approaches are considered the best representation of value because they cover both tangible and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value.

13.1.1.4                      Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

13.2           Option to Purchase.  In consideration of rolling the Summerville Facilities into this Lease, Landlord hereby grants to Tenant an option to purchase (“Option to Purchase”) all of the Summerville Facilities (but not any part thereof except as specifically permitted in this §13.2) in accordance with the terms and conditions of this §13.2.  Tenant may exercise its Option to Purchase only by giving an irrevocable notice of Tenant’s election to purchase the Summerville Facilities (“Purchase Notice”) in accordance with the following:

(a) During the Initial Term or any Renewal Term, Tenant must give a Purchase Notice no earlier than the date which is 180 days, and no later than the date which is 90 days, prior to the expiration date of the then current Term of this Lease.

(b) If any of the Summerville Facilities’ Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Tenant (and each Affiliate Tenant if required by Landlord) must give a Purchase Notice within 15 days after Landlord gives the Termination Notice pursuant to §9.2.3.

(c) If there is a Taking of any of the Summerville Facilities during the final 18 months of the Initial Term or any Renewal Term by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right and this Lease is terminated as to the affected Summerville Facility as a result thereof, Tenant must give a Purchase Notice within 30 days after termination pursuant to §10.1.

Tenant shall have no right to exercise the Option to Purchase other than in accordance with the terms of this §13.2.

13.2.1                      Option Price.  The option price (“Option Price”) will be an amount equal to the sum of [a] the Summerville Investment Amount plus [b] 50% of the amount by which the Summerville Fair Market Value at the time of the option exercise exceeds the sum of the Summerville Investment Amount and the Summerville Loan Amount.  In addition to the Option Price, Tenant shall pay all reasonable closing costs and expenses in connection with the transfer of the Leased Property to Tenant, including, but not limited to, the following:  [a] real property conveyance or transfer fees or deed stamps; [b] reasonable title search fees, title insurance commitment fees, and title insurance premiums; [c] reasonable survey fees; [d] reasonable environmental assessment fees; [e] recording fees; [f] reasonable attorneys’ fees of Landlord’s counsel; and [g] reasonable fees of any escrow agent.  Tenant shall also pay all reasonable amounts, costs, expenses, charges, Rent and other items payable by Tenant to Landlord, including, but not limited to, enforcement costs as set forth in §8.7.

13.2.2                      Summerville Fair Market Value.  The fair market value of the Summerville Facilities (the “Summerville Fair Market Value”) shall be determined as follows:

13.2.2.1                      The parties shall attempt to determine the Summerville Fair Market Value by mutual agreement within 15 days after the receipt of the Purchase Notice.  However, if the parties do not agree on the Summerville Fair Market Value within such 15-day period, the following provisions shall apply.

13.2.2.2                      Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 15 days after the receipt of the Purchase Notice.  The two appraisers will then select a third appraiser within an additional five days.  Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising properties similar to the Summerville Facilities.  Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser’s qualifications, including education and experience with similar properties.  A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume.  If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory.  If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.

13.2.2.3                      The Summerville Fair Market Value shall be determined by the appraisers within 60 days thereafter as follows.  Each of the appraisers shall be instructed to prepare an appraisal of the Summerville Facilities in accordance with the following instructions:

The Summerville Facilities are to be valued upon the three conventional approaches to estimate value known as the Income, Sales Comparison and Cost Approaches as defined in §13.1.1.3.  Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Summerville Fair Market Value.

13.2.2.4                      In the event of any condemnation, similar taking or threat thereof with respect to any part of the Summerville Facilities or any insured or partially insured casualty loss to any part of the Summerville Facilities after Tenant has exercised an Option to Purchase, but before settlement, the Summerville Fair Market Value shall be redetermined as provided in this §13.2.2 to give effect to such condemnation, taking or loss and shall take into account all available condemnation awards and insurance proceeds.

13.2.2.5                      Tenant shall pay, or reimburse Landlord for, all costs and expenses in connection with the appraisals.

13.2.3                      Closing.  The purchase of the Summerville Facilities by Tenant shall close on a date agreed to by Landlord and Tenant which shall be not less than 60 days after Landlord’s receipt of the Purchase Notice and not more than 60 days after the Summerville Fair Market Value has been determined.  At the closing, Tenant shall pay the Option Price and all amounts payable under §13.2.1 in immediately available funds and Landlord shall convey title to the Summerville Facilities to Tenant by one or more transferable and recordable limited warranty deeds and limited warranty bills of sale.

13.2.4                      Failure to Close Option.  If Tenant for any reason fails to purchase the Summerville Facilities after Tenant has given the Purchase Notice, then Tenant shall pay Landlord all costs and expenses actually incurred by Landlord as a result of the failure to close, including costs of unwinding swap transactions or other interest rate protection devices and preparing for the closing.  Tenant shall continue to be obligated as lessee hereunder for the remainder of the Term.

13.2.5                      Failure to Exercise Option to Purchase.  If Tenant for any reason does not exercise its Option to Purchase in accordance with the terms and conditions of this Lease before the expiration of the Term, Tenant shall be deemed to have forfeited all of Tenant’s rights to exercise the Option to Purchase.

13.2.6                      Early Option to Purchase Dayton Facility.  Notwithstanding any provision to the contrary contained in this §13.2, Tenant may exercise the Option to Purchase the Dayton Facility prior to the end of the Lease Term (“Early Option”) subject to the same terms and conditions of this §13.2 except that [i] the required Purchase Notice must be given by June 30, 2009; [ii] at the time that the Purchase Notice is given or in no event later than June 30, 2009, Tenant shall deliver to Landlord a signed letter of intent from an unaffiliated third party to purchase the Dayton Facility from Tenant (“Third-Party Sale”); [iii] the Early Option Price shall be $4,695,390.84; [iv] at the time the Purchase Notice for the Early Option is given, no Event of Default has occurred and is continuing; and [v] the purchase of the Dayton Property shall close on a date agreed to by Landlord and Tenant which shall be not later than 90 days after Landlord’s receipt of the Purchase Notice.

ARTICLE 14:  NEGATIVE COVENANTS

Until the Obligor Group Obligations shall have been performed in full, Tenant and Subtenant covenant and agree that Tenant and Subtenant (and Guarantor where applicable) shall not do any of the following without the prior written consent of Landlord:

14.1           No Debt.  Tenant and Subtenant shall not create, incur, assume, or permit to exist any indebtedness with respect to the Leased Property other than [i] trade debt incurred in the ordinary course of business; [ii] indebtedness for Facility working capital purposes; and [iii] indebtedness that is secured by any Permitted Lien.

14.2           No Liens.  Tenant and Subtenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Subtenant, except for Permitted Liens.

14.3           No Guaranties.  Tenant and Subtenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness with respect to the operation of the Leased Property except for the endorsement of negotiable instruments for collection in the ordinary course of business.

14.4           No Transfer.  Tenant and Subtenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien or leases to the residents of the Leased Property or commercial leases with respect to a portion of the Leased Property comprising in the aggregate less than 2,500 square feet provided such commercial leases shall be for services that are an integral part of the Facility.

14.5           No Dissolution.  Tenant or Subtenant shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, other than in a sale/leaseback or sale/manage back transaction, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) unless, in the case of a merger or consolidation by Tenant, the surviving entity in such merger or consolidation has a net worth immediately after the merger or consolidation at least equal to that of the Tenant immediately prior thereto; provided, however, nothing herein shall preclude a merger or consolidation of Subtenant into Tenant or dissolution of Subtenant in the event of the termination of the Sublease at such time as Tenant is licensed to operate the Facilities subleased to Subtenant.

14.6           Subordination of Payments to Affiliates.

(a) Except as otherwise provided in §14.6(b) below, after the occurrence of an Event of Default and until such Event of Default is cured or waived in writing, Tenant and Subtenant shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Affiliate or any shareholder, member or partner of Tenant, Subtenant or any Affiliate.

(b) Notwithstanding the provisions of §14.6(a) or any other provision to the contrary contained in this Lease, [1] whether or not there is outstanding an Event of Default, the following shall be expressly permitted:  [A] salaries paid to employees of the Facilities or employees of Tenant and Subtenant in the ordinary course of business; [B] equity contributions and inter-company loans from Tenant to its direct and indirect subsidiaries made in the ordinary course of business; and [C] with respect to Subtenant, (i) distributions, dividends and repayments of inter-company loans to Tenant made in the ordinary course of business and (ii) payments to Tenant under the Sublease covering the Summerville Facilities and provided that any such payments will be held in trust by Tenant for the sole purpose of paying Rent to Landlord; and [2] so long as there is no Event of Default under §8.1(a) of this Lease, Tenant may pay cash dividends to any preferred shareholder of Tenant who is not an Affiliate of Tenant.

14.7           Change of Location or Name.  Tenant and Subtenant shall not, without providing Landlord with 30 days prior notice thereof, change any of the following:  [i] the location of the principal place of business or chief executive office of Tenant or Subtenant, or any office where any of Tenant’s or Subtenant’s books and records are maintained; [ii] the name under which Tenant or Subtenant conducts any of its business or operations; or [iii] reorganize or otherwise change its respective Organization State.

ARTICLE 15:  AFFIRMATIVE COVENANTS

15.1           Perform Obligations.  Tenant and Subtenant shall each perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements.  If applicable, Tenant and each Subtenant shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Amended Effective Date.

15.2           Proceedings to Enjoin or Prevent Construction.  If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

15.3           Documents and Information.

15.3.1                      Furnish Documents.  Tenant and each Subtenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget, Annual Company Budget and all other documents, reports, schedules and copies described on Exhibit E within the specified time periods.  With each delivery of Annual Financial Statements and Periodic Financial Statements (other than the monthly Facility Financial Statement) to Landlord, Tenant and each Subtenant shall also deliver to Landlord a certificate signed by the Chief Financial Officer, general partner or managing member (as applicable) of Tenant and each Subtenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit F.  In addition, Tenant and each Subtenant shall deliver to Landlord the applicable Annual Facility Financial Report and the applicable Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year.  After the occurrence of an Event of Default and receipt of Landlord’s written request, Tenant shall deliver to Landlord an updated Annual Facility Budget and Annual Company Budget (based on a 12-month rolling forward period) within 10 Business Days after receipt of Landlord’s request.

15.3.2                      Furnish Information.  Tenant and each Subtenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records subject to any limitations imposed by State or federal law with respect to the confidentiality of patient and employee records.

15.3.3                      Further Assurances and Information.  Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease.  Within 15 days after a request from Landlord, Tenant and each Subtenant shall provide to Landlord such additional information regarding Tenant, Tenant’s financial condition, Subtenant, each Subtenant’s financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant’s Certificate and Facility Financial Report in the form of Exhibit F.  From and after and during the continuance of an Event of Default, Landlord shall have the right to require Tenant to provide to Landlord, at Tenant’s expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

15.3.4                      Material Communications.  Tenant and each Subtenant shall transmit to Landlord, within five days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant and each Subtenant will promptly respond to Landlord’s inquiry with respect to such information.  Tenant and each Subtenant shall notify Landlord in writing within five days after Tenant or any Subtenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Subtenant, Guarantor or the Facility that would reasonably be expected to adversely affect the right to operate the Facility or Landlord’s title to the Facility or Tenant’s interest therein.

15.3.5                      Requirements for Financial Statements.  Tenant shall meet the following requirements in connection with the preparation of the financial statements:  [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion; provided, however, this subsection [v] shall not be deemed violated if the opinions provided for fiscal year 2000 contain a going concern qualification.

15.4           Compliance With Laws.  Tenant and each Subtenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect.  Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant and each Subtenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant and each Subtenant, respectively, at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to

Tenant’s and each Subtenant’s respective business and operations at the Leased Property.  Tenant and each Subtenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

15.5           Broker’s Commission.  Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including reasonable attorneys’ fees).

15.6           Existence and Change in Ownership.  Except as otherwise specifically provided herein, Tenant, Subtenant and Guarantor shall maintain its existence throughout the term of this Lease and any change in the ownership of Tenant, Subtenant or Guarantor, directly or indirectly, shall require Landlord’s prior written consent.

15.7           Financial Covenants.  The defined terms used in this section are defined in §15.7.1.  The method of valuing assets shall be consistent with the Financial Statements.  The following financial covenants shall be met throughout the term of this Lease:

15.7.1                      Definitions.

(a) “Portfolio Cash Flow” means the aggregate net income arising from all Facilities under this Lease as reflected on the Facility Financial Statement of each Facility plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Base Rent payments and interest and equipment lease payments, if any, relating to the Facilities; minus [v] an imputed management fee equal to 5% of gross revenues of the Facilities (net of contractual allowances); and minus [vi] an imputed replacement reserve of $250.00 per unit at the Facilities, per year.

(b) “Portfolio Coverage Ratio” is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Base Rent payments under this Lease and all other debt service and equipment lease payments relating to the Facilities for the applicable period.

15.7.2                      Coverage Ratio.  Tenant shall maintain for each Fiscal Quarter listed below a Portfolio Coverage Ratio in the amount set forth below; provided, however, that for purposes of calculating the Portfolio Coverage Ratio the facility located in Dayton, Ohio shall at all times be excluded from the calculation:

Fiscal Quarter	Required Portfolio Coverage Ratio
4th Quarter 2008	1.00:1.00
1st Quarter 2009	1.00:1.00
2nd Quarter 2009	1.00:1.00
3rd Quarter 2009	1.10:1.00
4th Quarter 2009	1.10:1.00

Fiscal Quarter	Required Portfolio Coverage Ratio
1st Quarter 2010	1.10:1.00
2nd Quarter 2010	1.10:1.00
3rd Quarter 2010 and thereafter	1.20:1.00

15.8           Facility Licensure and Certification.

15.8.1                      Notice of Inspection.  Tenant and Subtenant, as applicable, shall [i] give written notice to Landlord within five days after an inspection of the Facility with respect to health care licensure or certification has occurred; and [ii] deliver to Landlord copies of each of the reports, notices, correspondence and all other items and documents listed under item no. 18 of Exhibit E within five days after receipt thereof.  Tenant and Subtenant acknowledge that each has reviewed Exhibit E and agrees to the foregoing obligation.

15.8.2                      Material Deficiencies.  If Tenant or Subtenant receives a Facility survey or inspection report with material deficiencies that threatens a loss of licensure or, if applicable, certification of the Facility or the imposition of a ban on admissions to the Facility (the “Material Deficiencies”) or notice of failure to comply with a previously submitted plan of correction or an HIPDB adverse action report related to any Material Deficiencies, Tenant and Subtenant shall cure all of the Material Deficiencies and implement all corrective actions with respect thereto by the date required by the regulatory authority and shall deliver evidence of same to Landlord.

15.9           Transfer of License and Facility Operations.  If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant’s purchase of the Leased Property, or if Tenant or Subtenant vacates the Leased Property (or any part thereof) without termination of this Lease (other than during periods of repair or reconstruction after damage, destruction or a Taking, the following provisions shall be immediately effective:

15.9.1                      Licensure.  Tenant and each Subtenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the Facility license and Government Authorizations to a replacement operator designated by Landlord (“Replacement Operator”), subject to any required approval of governmental regulatory authorities, and Tenant and each Subtenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

15.9.2                      Facility Operations.  In order to facilitate a responsible and efficient transfer of the operations of the Facility, Tenant and Subtenant shall, if and to the extent requested by Landlord, [i] deliver to Landlord the most recent updated reports, notices, schedules and documents listed under item nos. 17, 18, 19, 20 and 21 of Exhibit E; [ii] assuming Tenant or Subtenant has not already vacated the Leased Property, continue and maintain the operation of the Facility in the ordinary course of business, including using its commercially reasonable efforts to retain the residents at the Facility to the fullest extent practicable and consistent with applicable laws and regulations, until transfer of the Facility operations to the Replacement

Operator is completed; [iii] enter into such management agreements, operations transfer agreements and other types of agreements that may be reasonably requested by Landlord or the Replacement Operator; provided, however, in no event shall Tenant or Subtenant be required to permit the Replacement Operator to operate the Leased Property under their licenses unless they receive confirmation that doing so will not violate applicable Legal Requirements and they get appropriate indemnities from the Replacement Operator in form and substance reasonably acceptable to Tenant and Subtenant; and [iv] provide reasonable access during normal business hours and on reasonable advance notice for Landlord and its agents to show the Facility to potential replacement operators.  Tenant and Subtenant consent to the distribution by Landlord to potential replacement operators of Facility financial statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility.  The provisions of this section do not create or establish any rights in Tenant, Subtenant or any third party and Landlord reserves all rights and remedies relating to termination of this Lease.

15.10                      Bed Operating Rights.  Tenant and Subtenant acknowledge and agree that the rights to operate the beds located at the Facility as set forth on Exhibit C under the law of the Facility State, to relocate such bed operating rights to another location or locations, and to transfer such bed operating rights to third parties, are property of the Landlord and are an integral part of the real and personal property that constitutes the Leased Property.  Tenant and Subtenant have only the right to use of such rights during the term of this Lease and subject to its terms and conditions.  All operating rights shall automatically revert to Landlord or Landlord’s designee upon the expiration or termination of this Lease for any reason whatsoever (other than Tenant’s purchase of the Leased Property) without any requirement of a transfer or the payment of additional consideration.

15.11                      Power of Attorney.  Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason other than Tenant’s purchase of the Leased Property, Tenant and Subtenant hereby irrevocably and unconditionally appoint Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s and Subtenant’s true and lawful attorney-in-fact, to act for Tenant and Subtenant in Tenant’s and Subtenant’s respective name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant and Subtenant or applied for by Tenant and Subtenant in connection with Tenant’s and Subtenant’s operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing but only in the event Tenant or Subtenant fail to take such actions or execute such documents after a request from Landlord.  Tenant and Subtenant irrevocably and unconditionally grant to Landlord as their respective attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant and Subtenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and is irrevocable prior to Tenant’s purchase of the Leased Property.  Landlord shall provide Tenant and Subtenant with copies of any documents filed and/or with a summary of any actions taken pursuant to this power of attorney.

ARTICLE 16:  ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

16.1           Prohibition on Alterations and Improvements.  Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as “Alterations”) to the Leased Property.

16.2           Approval of Alterations.  If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the “Plans and Specifications”) showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform.  It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as “design development drawings” as opposed to working or biddable drawings.  Landlord agrees not to unreasonably delay its review of the Plans and Specifications.  Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16.  Tenant shall comply with the requirements of §16.4 in making any Permitted Alterations.

16.3           Permitted Alterations.  Permitted Alterations means any one of the following:  [i] Alterations approved by Landlord; [ii] Alterations required under §7.2; [iii] Alterations affecting the structure of the Leased Property and having a total cost of less than $250,000.00 individually or in the aggregate; [iv] repairs, rebuilding and restoration required or undertaken pursuant to §9.4; or [v] non-structural Alterations such as painting, landscaping, wallpapering, installing new floor coverings, etc. without regard to the cost thereof.

16.4           Requirements for Permitted Alterations.  Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

(a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

(b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

(c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic’s liens.

(d) For any Permitted Alterations having a total cost of $100,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

(e) Tenant shall, at Tenant’s expense, obtain a builder’s completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy.  Landlord and any mortgagee of Landlord shall be additional insureds of such policy.  Landlord shall have the right to approve the form and substance of such policy.

(f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

(g) Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised “as-built” survey of the respective Facility if the Permitted Alterations altered the Land or “footprint” of the Improvements and an “as-built” set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

(h) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys’ fees and architects’ and engineers’ fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant’s compliance with the requirements of this section.  The daily fee for Landlord’s consulting engineer is $750.00.

16.5           Ownership and Removal of Permitted Alterations.  The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease.  Tenant shall not be required or permitted to remove any Permitted Alterations.

16.6           Minimum Qualified Capital Expenditures.  During each calendar year of the Term, Tenant shall expend at least $300.00 per unit for Qualified Capital Expenditures to improve the Facilities (provided that as to any Facility with respect to which a certificate of occupancy was not issued prior to the end of the first calendar year, the minimum qualified capital expenditures required by this section shall be waived until the calendar year immediately following the year in which such certificate of occupancy is issued).  Thereafter throughout the Term, Tenant shall expend such amount each calendar year, increased annually in proportion to increases in the CPI.  Landlord and Tenant acknowledge and agree that as of the Amended Effective Date the amount which Tenant is required to expend for Qualified Capital Expenditures is $380.00 per unit.  At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets and agree on modifications, if any, required by changed circumstances and the changed conditions of the Leased Property.

16.7           Signs.  Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations.  Upon the termination or expiration of this Lease (other than as a result of the exercise by Tenant of its purchase option), Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

ARTICLE 17:  CONTINGENT PAYMENT

17.1           Contingent Payment.  Landlord has no current commitment to make a Contingent Payment Advance.

ARTICLE 18:  ASSIGNMENT AND SALE OF LEASED PROPERTY

18.1           Prohibition on Assignment and Subletting.  Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant.  Tenant may not assign, sublet, mortgage, hypothecate, pledge, grant a right of first refusal or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.  The following transactions will be deemed an assignment or sublease requiring Landlord’s prior written consent:  [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant’s interest in the Lease; [iii] except as otherwise permitted by §§14.4 and 18.3, an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a material change of ownership of Tenant other than changes resulting from the trading of Tenant’s stock on a national stock exchange.  Landlord’s consent to any assignment, right of first refusal or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant’s assignee or sublessee will be jointly and severally liable for such payment and performance.  An assignment, right of first refusal or sublease without the prior written consent of Landlord will be void at Landlord’s option.  Landlord’s consent to one assignment, right of first refusal or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.  Notwithstanding the foregoing, Tenant may enter into a Sublease with each Subtenant for each Facility provided that each Sublease complies with §18.2 and Tenant may enter into any interim sublease and management agreement required to comply with licensure requirements until such time as the license to operate the Facility is issued in Tenant’s name.

18.2           Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement.  If Tenant is required to obtain Landlord’s consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager.  Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee, subtenant or manager shall comply with all applicable provisions of this Lease; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, solely at Landlord’s option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured.  Any attempt or offer by an assignee, subtenant or manager to attorn to Landlord shall not be binding or effective without the express written consent of Landlord.  Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant’s right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property.  Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment.  If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount equal to the lesser of Landlord’s actual out-of-pocket costs and expenses and $2,500.00 (applies only to consent requests after the Closing); and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys’ fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment (applies only to consent requests after the Closing).

18.3           Agreements with Residents.  Notwithstanding §18.1, Tenant and Subtenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; [iii] the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed six months; [iv] Tenant and Subtenant may not collect rent for more than one month in advance, other than one month of rent collected to be held as security for the performance of the resident’s obligation to Tenant and Subtenant; and [v] all residents of the Leased Property are accurately shown in accounting records for the Facility.  Without the prior written consent of Landlord, Tenant and Subtenant shall not materially change the form of resident occupancy agreement that was submitted to Landlord prior to the Amended Effective Date.

18.4           Sale of Leased Property.  If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements.  For purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

18.5           Assignment by Landlord.  Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord’s interest in this Lease or the Leased Property.

ARTICLE 19:  HOLDOVER AND SURRENDER

19.1           Holding Over.  If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Leased Property (or any part thereof) after the expiration of the Term or earlier termination of this Lease (other than pursuant to Tenant’s purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever.  Said month-to-month tenancy may be terminated by Landlord by giving Tenant five days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.  If, without Landlord’s consent or at Landlord’s request, Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of [i] one and one-half (1-1/2) times the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all General Additional Rent accruing during the month, plus [iii] any and all other sums payable by Tenant pursuant to this Lease.  During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

19.2           Surrender.  Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up each Facility which is then subject to this Lease at the expiration or termination of the Term in as good order and condition as of the date that Facility was added to the Lease.  The provisions of this §19.2 shall not apply in the event of the termination of the Lease upon the exercise by Tenant of the rights set forth in Article 13.

19.3           Indemnity.  If Tenant fails to surrender the entire Leased Property or any part thereof upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant’s hold-over and any claims by any proposed new tenant founded on Tenant’s failure to surrender the Leased Property.  The provisions of this Article 19 shall survive the expiration or termination of this Lease.  The provisions of this §19.3 shall not apply in the event of the termination of this Lease upon the exercise by Tenant of the rights set forth in Article 13.

ARTICLE 20:  [RESERVED]

ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

21.1           Quiet Enjoyment.  So long as Tenant performs all of its obligations under this Lease, Tenant’s possession of the Leased Property will not be disturbed by Landlord or any party claiming by, through or under Landlord.

21.2           Subordination.  Subject to the terms and conditions of this section, this Lease and Tenant’s rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior.  The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant’s possession, use and occupancy of the Leased Property or Tenant’s enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder.  Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant’s rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder.  The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them.  However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this section satisfactory to Tenant.  Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this section.  If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section.  This power of attorney is coupled with an interest and is irrevocable.

21.3           Attornment.  If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in §21.2 succeeds to Landlord’s interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease.  Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease.  The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance unless actually received by such successor; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord’s interest; or [iv] any claim or offset of Rent against Landlord.  Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment.  If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document.  This power of attorney is coupled with an interest and is irrevocable.

21.4           Estoppel Certificates.  At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following:  [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition known to Landlord or Tenant which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser.  Any purchaser or mortgagee may rely on this estoppel certificate.  If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord.  Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on Tenant’s behalf any estoppel certificate to which Tenant does not object within 10 days after Landlord sends the certificate to Tenant.  This power of attorney is coupled with an interest and is irrevocable.

ARTICLE 22:  REPRESENTATIONS AND WARRANTIES

Tenant and Subtenant hereby make the following representations and warranties, as of the Amended Effective Date, to Landlord and acknowledge that Landlord is granting the Lease in reliance upon such representations and warranties.  Tenant’s and Subtenant’s representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until the Obligor Group Obligations have been performed in full.

22.1           Organization and Good Standing.  Tenant is a corporation, duly organized, validly existing and in good standing under the laws of its Organization State. Subtenant is a limited liability company, duly organized, validly existing and in good standing under the laws of its Organization State.  Tenant is qualified to do business in and is in good standing under the laws of the Facility States.  Subtenant is qualified to do business and is in good standing under the laws of its Facility State.

22.2           Power and Authority.  Tenant and Subtenant have the power and authority to execute, deliver and perform this Lease.  Tenant and Subtenant have taken all requisite action necessary to authorize the execution, delivery and performance of their respective obligations under this Lease.

22.3           Enforceability.  This Lease constitutes a legal, valid, and binding obligation of Tenant and Subtenant, as applicable, enforceable in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principles of equity.

22.4           Government Authorizations.  The Facility is in compliance with all Legal Requirements.  All Government Authorizations are in full force and effect.  Except as otherwise noted in Exhibit G, Tenant or the respective Subtenant holds all Government Authorizations necessary for the operation of the Facility in accordance with the Facility Uses.  No prior notice to or approval from any licensure authority is required in connection with the execution of this Lease by Landlord or Tenant other than those notices which have been given or approvals which have been obtained prior to the Amended Commencement Date.

22.5           Reserved.

22.6           Condition of Facility.  To the best of Tenant’s and Subtenant’s knowledge and except as otherwise disclosed in writing by Tenant to Landlord prior to the Amended Effective Date, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in good working order, condition and repair, are of sufficient size and capacity to service the Facility for the Facility Uses and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders.  The Improvements, including the roof and foundation, are structurally sound and free from leaks and other defects.

22.7           Compliance with Laws.  To the best of Tenant’s and Subtenant’s knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including, without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

22.8           No Litigation.  As of the Amended Effective Date and except as disclosed on Exhibit H, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant or Subtenant with respect to its operation at the Facility or against the Facility; [ii] no HIPDB adverse action reports have been issued to Tenant or Subtenant with respect to its operations at the Facility or against the Facility; [iii] neither Tenant nor Subtenant has received notice of any threatened actions, suits, proceedings or investigations against Tenant or Subtenant with respect to its operations at the Facility or against the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant or Subtenant, would materially and adversely affect the Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant or Subtenant; [iv] there are no unsatisfied or outstanding judgments against Tenant or Subtenant with respect to its operations at the Facility or against the Facility; [v] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant or Subtenant at the Facility; and [vi] Tenant does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

22.9           Consents.  The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant or Subtenant to operate the Facility for the Facility Uses except for the post-acquisition filing for licensure of the Facility.

22.10                      No Violation.  The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant’s or Subtenant’s Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant or Subtenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant, Subtenant or the Facility.

22.11                      Reports and Statements.  All reports, statements, certificates and other data furnished by or on behalf of Tenant or Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data.  The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility and Tenant’s working capital are true, correct and complete copies in all material respects and include all material amendments and modifications of such agreements.

22.12                      ERISA.  All plans (as defined in §4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time (“ERISA”)) for which Tenant or Subtenant is an “employer” or a “substantial employer” (as defined in §§3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder.  To the extent Tenant or Subtenant maintains a qualified defined benefit pension plan:  [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant and Subtenant have not been deemed to be a substantial employer.

22.13                      Chief Executive Office.  Tenant and Subtenant each maintain its respective chief executive office and its books and records at Tenant’s address set forth in the introductory paragraph of this Lease.  Tenant and Subtenant do not conduct any business or operations other than at Tenant’s chief executive office and at the Facility.

22.14                      Other Name or Entities.  Except as disclosed herein, none of Tenant’s or Subtenant’s business at the Leased Property is conducted through any subsidiary, unincorporated association or other entity and neither Tenant nor Subtenant have in connection with its operations at the Leased Property, within the six years preceding the date of this Lease [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business.

22.15                      Parties in Possession.  Except as disclosed on Exhibit B and except for each Subtenant, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

22.16                      Access.  Except as otherwise disclosed in writing by Tenant to Landlord prior to the Amended Effective Date, access to the Land is directly from a dedicated public right-of-way without any easement.  To the knowledge of Tenant and Subtenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

22.17                      Utilities.  There are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost.  Except as otherwise disclosed in writing by Tenant to Landlord prior to the Amended Effective Date, the Land has direct access to utility lines located in a dedicated public right-of-way without any easement.  As of the Amended Effective Date, there is no pending or, to the knowledge of Tenant or Subtenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

22.18                      Condemnation and Assessments.  As of the Amended Effective Date, neither Tenant nor Subtenant has received notice of, and there are no pending or, to the best of Tenant’s and Subtenant’s knowledge, threatened, condemnation, assessment (other than as disclosed in writing by Tenant to Landlord prior to the Amended Effective Date) or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

22.19                      Zoning.  As of the Amended Effective Date, [i] the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit G hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all zoning laws in effect at the time of its construction, including, but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements or the Facility obtained required waivers or variances from such requirements.

22.20                      Pro Forma Statement.  Reserved.

22.21                      Environmental Matters.  During the period of Tenant’s or Subtenant’s ownership or possession of the Leased Property and, to the best of Tenant’s and Subtenant’s knowledge after diligent inquiry, for the period prior to Tenant’s and Subtenant’s ownership or possession of the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws; [vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to the best of Tenant’s and Subtenant’s knowledge, the environmental assessment of the Facility (and all follow-up reports, supplements and amendments) that was delivered to Landlord by Tenant in connection with the closing of this Lease is true, complete and accurate.  “Disposal” and “release” shall have the meanings set forth in CERCLA.

22.22                      Leases and Contracts.  As of the Amended Effective Date and except as disclosed on Exhibit I, there are no leases or contracts (including, but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant, Subtenant or Guarantor is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility which individually or in the aggregate with respect to any Facility require payments in excess of $20,000 per year.

22.23                      No Default.  As of the Amended Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

22.24                      Tax Status.  If Tenant or Subtenant is a partnership or limited liability company, it is taxable as a partnership under the Internal Revenue Code and all applicable facility state tax laws.

ARTICLE 23:  RESERVED

ARTICLE 24:  SECURITY INTEREST

24.1           Collateral.  Tenant, Subtenant and Guarantor hereby grant to each Landlord and HCRI (if not a Landlord) (individually and collectively called “Secured Party”) a security interest in the following described property located at a Leased Property, whether now owned or hereafter acquired by Tenant, Subtenant and Guarantor (the “Collateral”), to secure the payment and performance of the Obligor Group Obligations:

(a) All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as “equipment”, “inventory” and “goods” are defined for purposes of Article 9 (“Article 9”) of the Uniform Commercial Code as adopted in Ohio) and any leasehold interest of Tenant or any Subtenant in any of the foregoing, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into any improvement or fixture.

(b) All accounts, contract rights, general intangibles, instruments, documents, and chattel paper [as “accounts”, “contract rights”, “general intangibles”, “instruments”, “documents”, and “chattel paper”, are defined for purposes of Article 9] now or hereafter arising.

(c) All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law.

(d) Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of any improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock-ups, brochures, flyers, advertising and promotional materials and mailing lists.

(e) All subleases, occupancy agreements, license agreements and concession agreements, written or unwritten, of any nature, now or hereafter entered into, and all right, title and interest of Tenant thereunder, including, without limitation, those certain Subleases dated as of the Effective Date, by and between Tenant, as Sublandlord, and each Subtenant, as Subtenant; and including, without limitation, Tenant’s right, if any, to cash or securities deposited thereunder whether or not the same was deposited to secure performance by the subtenants, occupants, licensees and concessionaires of their obligations thereunder, including the right to receive and collect the rents, revenues, and other charges thereunder.

(f) All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation.

(g) The products and proceeds of the preceding listed property, including, without limitation, cash and non-cash proceeds, proceeds of proceeds, and insurance proceeds.

24.2           Additional Documents.  At the request of Landlord, Tenant and each Subtenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest.  Tenant and each Subtenant hereby irrevocably appoint Landlord, its successors and assigns, as Tenant’s or Subtenant’s attorney-in-fact to execute, acknowledge, deliver and file such documents on behalf of Tenant or such Subtenant.  This power of attorney is coupled with an interest and is irrevocable.

24.3           Notice of Sale.  With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord, Tenant and each Subtenant agree that the giving of five days’ notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant’s or Subtenant’s notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant and each Subtenant waive any other notice with respect thereto.

24.4           Recharacterization.  Landlord and Tenant intend this Lease to be a true lease.  However, if despite the parties’ intent, it is determined or adjudged by a court for any reason that this Lease is not a true lease or if this Lease is recharacterized as a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the Obligor Group Obligations.

ARTICLE 25:  MISCELLANEOUS

25.1           Notices.  Landlord, Tenant and Subtenant hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier.  Notices to any Subtenant should be sent c/o Tenant at Tenant’s address set forth in the introductory paragraph.  All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after mailing, or one Business Day after deposit with the overnight courier.  Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received.  Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

25.2           Advertisement of Leased Property.  In the event the Tenant fails to exercise its option to renew within the time period set forth in §12.1, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, “for sale” or “for rent” notices or signs.

25.3           Entire Agreement.  This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.  No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.  No oral agreements or understandings between Landlord and Tenant shall survive execution of this Lease.

25.4           Severability.  If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

25.5           Captions and Headings.  The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

25.6           Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

25.7           Memorandum of Lease.  Tenant shall not record this Lease.  Tenant shall, however, record a memorandum of lease approved by Landlord upon Landlord’s request.

25.8           Waiver.  No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant or Subtenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

25.9           Binding Effect.  This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord, Tenant and Subtenant.

25.10                      No Offer.  Landlord’s submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant.  Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

25.11                      Modification.  This Lease may only be modified by a writing signed by both Landlord and Tenant.  All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof.  If Tenant requests Landlord’s consent to any change in ownership, merger or consolidation of Tenant or Guarantor, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request.  In connection with any such request, Tenant shall pay to Landlord a fee in an amount equal to the lesser of $2,500.00 and Landlord’s actual reasonable attorney’s fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord’s evaluation of Tenant’s request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

25.12                      Landlord’s Modification.  Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS).  If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable.  Landlord shall not do anything in connection with its financing of the Leased Property which would limit the rights granted to Tenant or Subtenant hereunder.

25.13                      No Merger.  The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, terminate any subleases or operate as an assignment to Landlord of any subleases.  Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

25.14                      Laches.  No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

25.15                      Limitation on Tenant’s Recourse.  Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property.  Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor.  In this section, the terms “Landlord” and “successor” include the shareholders, venturers, and partners of “Landlord” and “successor” and the officers, directors, and employees of the same.  The provisions of this section are not intended to limit Tenant’s right to seek injunctive relief or specific performance.

25.16                      Construction of Lease.  This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors.  Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

25.17                      Counterparts.  This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

25.18                      Custody of Escrow Funds.  Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord’s election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency.  The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

25.19                      Landlord’s Status as a REIT.  Tenant acknowledges that Landlord (or a Landlord Affiliate) has elected and may hereafter elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code.

25.20                      Exhibits.  All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

25.21                      WAIVER OF JURY TRIAL.  LANDLORD, TENANT AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE).  IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT AND SUBTENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

25.22                      CONSENT TO JURISDICTION.  TENANT AND SUBTENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT OR SUBTENANT IN CONNECTION WITH THIS LEASE.  TENANT AND SUBTENANT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT TENANT AND SUBTENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.  TENANT AND SUBTENANT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

TENANT AND SUBTENANT AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO UNLESS SUCH COURT LACKS IN PERSONAM OR SUBJECT MATTER JURISDICTION IN WHICH CASE

TENANT AND SUBTENANT SHALL HAVE THE RIGHT TO INSTITUTE SUCH ACTION OR PROCEEDING BEFORE ANY COURT HAVING SUCH JURISDICTION.

TENANT AND SUBTENANT HEREBY CONSENT TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW.  NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT, SUBTENANT OR THE PROPERTY OF TENANT OR SUBTENANT IN THE COURTS OF ANY OTHER JURISDICTION.

25.23                      Attorney’s Fees and Expenses.  Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord’s rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney’s and paralegal’s fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord’s internal bookkeeping and routine lease servicing costs are not payable by Tenant.

25.24                      Survival.  The following provisions shall survive termination of the Lease:  Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction); Article 10 (Condemnation); §15.3.6 (Confidentiality); §15.9 (Transfer of License and Facility Operations); §15.10 (Bed Operating Rights); §18.2 (Assignment or Sublease); Article 19 (Holdover and Surrender); Article 24 (Security Interest) and §25.24 (Survival).

25.25                      Time.  Time is of the essence in the performance of this Lease.

25.26                      Subtenant.  Each Subtenant has joined in the execution of this Lease to acknowledge that it is subject to and bound by the terms of the Lease applicable to such Subtenant, including, without limitation, the grant of a security interest under Article 24.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged in the presence of: Signature /s/Rita J. Rogge Print Name Rita Rogge Signature /s/ Donna J. Lunsford Print Name Donna Lunsford	HEALTH CARE REIT, INC. By: /s/ Erin C Ibele Title: Senior Vice President Administration and Corporate Secretary

Signature /s/Rita J. Rogge Print Name Rita Rogge Signature /s/ Donna J. Lunsford Print Name Donna Lunsford	HCRI COLD SPRING PROPERTIES, LLC By:Health Care REIT, Inc., its Sole Member By: /s/ Erin C Ibele Title: Senior Vice President Administration and Corporate Secretary

Signature s/Rita J. Rogge Print Name Rita Rogge Signature/s/ Donna J. Lunsford Print Name Donna Lunsford	HCRI LOUISIANA PROPERTIES, L.P. By:HCRI Southern Investments I, Inc., General Partner By: /s/ Erin C Ibele Title: Senior Vice President Administration and Corporate Secretary _

Signature /s/ Marrji Padden Print Name Marrji Padden Signature /s/ Melanie Pennington Print Name Melanie Pennington	EMERITUS CORPORATION By: /s/ Eric Mendelsohn Title: SVP Corporate Development Tax I.D. No.:

Signature /s/ Marrji Padden Print Name Marrji Padden Signature /s/ Melanie Pennington Print Name Melanie Pennington	SUMMERVILLE AT KENNER, L.L.C. By: /s/ Eric Mendelsohn Title: SVP Corporate Development Tax I.D. No.:

Signature /s/ Marrji Padden Print Name Marrji Padden Signature /s/ Melanie Pennington Print Name Melanie Pennington	SUMMERVILLE AT DAYTON LLC By: /s/ Eric Mendelsohn Title: SVP Corporate Development Tax I.D. No.:

Signature/s/ Marrji Padden Print Name Marrji Padden Signature /s/ Melanie Pennington Print Name Melanie Pennington	SUMMERVILLE AT OUTLOOK MANOR LLC By: /s/ Eric Mendelsohn Title: SVP Corporate Development Tax I.D. No.:

Signature /s/ Marrji Padden Print Name Marrji Padden Signature /s/ Melanie Pennington Print Name Melanie Pennington
SENIOR LIVING PROPERTIES, LLC (solely for purposes of confirming the termination of the Summerville Lease in accordance with §1.7.)

By: /s/ Eric Mendelsohn

Title: SVP Corporate Development

Tax I.D. No.:

STATE OF OHIO                                           )
) SS:
COUNTY OF LUCAS                                                      )

The foregoing instrument was acknowledged before me this 13th day of January, 2009 by Erin C. Ibele, the Senior Vice President Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

/s/ Rita J. Rogge
Notary Public

My Commission Expires:08-26-2010 [SEAL]

STATE OF OHIO                                           )
) SS:
COUNTY OF LUCAS                                                      )

The foregoing instrument was acknowledged before me this 13th day of January, 2009 by Erin C. Ibele, Senior Vice President Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation and the sole member of HCRI Cold Spring Properties, LLC, a limited liability company organized under the laws of the State of Delaware, on behalf of the limited liability company.

/s/ Rita J. Rogge
Notary Public

My Commission Expires: 08-26-2010                                                                                                                                           [SEAL]

STATE OF OHIO                                                      )
) SS:
COUNTY OF LUCAS                                                      )

The foregoing instrument was acknowledged before me this 13th day of January, 2009 by Erin C. Ibele, the Senior Vice President Administration and Corporate Secretary of HCRI Southern Investments I, Inc., a Delaware corporation and the General Partner of HCRI Louisiana Properties, L.P., a Delaware limited partnership, on behalf of the limited partnership.

/s/ Rita J. Rogge
Notary Public

My Commission Expires: 08-26-2010                                                                                                                                           [SEAL]

STATE OF WASHINGTON                                                                )
) SS:
COUNTY OF KING                                                )

The foregoing instrument was acknowledged before me this 14th day of January, 2009 by Eric Mendelsohn, the SVP Corporate Development of Emeritus Corporation, a Washington corporation, on behalf of the corporation.

/s/ Melanie Pennington
Notary Public

My Commission Expires:07-09-2011                                                                                                                                           [SEAL]

STATE OF WASHINGTON                                                                )
) SS:
COUNTY OF KING                                                )

The foregoing instrument was acknowledged before me this 14th day of January, 200__ by Eric Mendelsohn, the SVP Corporate Development of Summerville at Kenner, L.L.C., a Delaware limited liability company, on behalf of the company.
/s/ Melanie Pennington
Notary Public

My Commission Expires: 07-09-2011 [SEAL]

STATE OF WASHINGTON                                                                )
) SS:
COUNTY OF KING                                                )

The foregoing instrument was acknowledged before me this 14th day of January, 2009 by Eric Mendelsohn, the SVP Corporate Development of Summerville at Dayton LLC, a Delaware limited liability company, on behalf of the company.

/s/ Melanie Pennington
Notary Public

My Commission Expires: 07-09-2011 [SEAL]

STATE OF WASHINGTON                                                                )
) SS:
COUNTY OF KING                                                )

The foregoing instrument was acknowledged before me this 14th day of January, 2009 by Eric Mendelsohn, the SVP Corporate Development of Summerville at Outlook Manor LLC, a Delaware  limited liability company, on behalf of the company.

/s/ Melanie Pennington
Notary Public

My Commission Expires: 07-09-2011 [SEAL]

STATE OF WASHINGTON                                                                )
) SS:
COUNTY OF KING)
The foregoing instrument was acknowledged before me this 14th day of January, 2009 by Eric Mendelsohn, the SVP Corporate Development of Senior Living Properties, LLC, a Delaware  limited liability company, on behalf of the company.
/s/ Melanie Pennington
Notary Public
My Commission Expires: 07-09-2011 [SEAL]

THIS INSTRUMENT PREPARED BY:

Cheryl K. Slotterbeck, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio  43604-5573